      As filed with the Securities and Exchange Commission on May 25, 2001



                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

============================================================================================
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of each
class of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum            Amount of
to be                 to be               Offering Price     Aggregate          Registration
Registered            Registered          Per Unit(1)        Offering Price     Fee
----------            ----------          ---------------    --------------     ------------
Common Stock,
no par value         5,195,200 shares       $1.25              $ 6,494,000      $1,623.50
                     3,636,640 shares       $1.00              $ 3,636,640      $  909.16
                     1,141,000 shares       $1.00              $ 1,141,000      $  285.25
                     3,000,000 shares       $1.00              $ 3,000,000      $  750.00
                     3,000,000 shares       $1.25              $ 3,750,000      $  937.50
                     1,000,000 shares       $1.00              $ 1,000,000      $  250.00
                       450,000 shares       $1.00              $   450,000      $  112.50
                        75,000 shares       $1.25              $    93,750      $   23.44
                                                               -----------      ---------

Total...............17,497,840 shares........................  $19,565,390      $4,891.35
                                                               ===========      =========



(1) Pursuant to Rule 457(g), the registration fee has been calculated at the higher of the exercise price of the warrants relating to the above common stock or the average of the bid and asked price within 5 business days prior to the date of the initial filing of the registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS


                             USA TECHNOLOGIES, INC.

                        17,497,840 shares of Common Stock


                                  THE OFFERING

         The resale of up to 17,497,840 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

         We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

         Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on May 21, 2001 was $.98 per share.


           THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
             PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
                Please refer to Risk Factors beginning on Page 4.


         Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is May 25, 2001.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of USA since the date hereof or that the information contained herein is current as of any time subsequent to its date.



                                TABLE OF CONTENTS


Prospectus Summary .......................................................    1

Risk Factors .............................................................    4

Use of Proceeds ..........................................................   12

Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations ..........................................................   13

Business .................................................................   19

Management ...............................................................   29

Principal Shareholders ...................................................   37

Certain Transactions .....................................................   41

Selling Shareholders......................................................   43

Market for Common Stock ..................................................   52

Description of Securities ................................................   54

Plan of Distribution .....................................................   66

Legal Matters ............................................................   67

Experts ..................................................................   67

Financial Statements .....................................................  F-1

                               PROSPECTUS SUMMARY

OUR COMPANY

         USA Technologies, Inc. was incorporated in Pennsylvania in 1992. We are an owner and licensor of automated, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, vending machines and computer printers. Our customers are hotels, university libraries, public libraries and retail locations. We generate revenues primarily from the sale of equipment utilizing our control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through our control systems, and from monthly administrative fees paid by various locations utilizing our control systems.

OUR PRODUCT

         The control systems we have developed which are used in a variety of products operate as follows:

         o The consumer swipes a valid credit card through the control system.
         o The control system transmits the request to the credit card processor.
         o The credit card processor verifies that the credit card is valid and authorizes the transaction.
         o The control system activates the equipment for use by the consumer.
         o Once the consumer finishes using the equipment, the control system transmits a record of the transaction to the credit card processor.
         o The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor's charge, to us.
         o Finally, we forward a check to each location representing its share of the proceeds.

         As of March 31, 2001, we have 1,381 control systems installed in the field as follows:

         o 1,077 Business Express(R) or MBE Business Express(R) control systems;
         o    146 Business Express(R) Limited Service control systems;
         o    23 Copy Express(TM) control systems;
         o    12 Debit Express(TM) control systems;
         o    4 Fax/Printer Express(TM) control systems;
         o    3 Public PC(TM) control systems; and
         o    76 TransAct(TM) control systems.

         In addition, there were 40 non web enabled e-Port(TM) control systems located at vending locations in the United States. The total Business Express(R) or MBE Business Express(TM), LSS, Copy Express(TM), Debit Express(TM), Fax/Printer Express(TM), Public PC(R), Transact(TM) and e-Port(TM) locations as of March 31, 2001 is 458, compared to 352 locations as of March 31, 2000.

         Our executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087. Our telephone number is (610) 989-0340. Our website is located at http://www.usatech.com.

KEY FACTS

Shares being offered for resale
  to the public:                                        17,497,840

Total shares of common stock outstanding prior
  to the offering, as of April 30, 2001:                17,616,460

Total shares of common stock outstanding after
  the offering and exercise of all options/warrants:    36,760,689

Price per share to the public                           Market price at time
                                                        of resale

Total proceeds raised by offering                       None, however, proceeds
                                                        may be received from the
                                                        selling shareholders
                                                        from the exercise of the
                                                        warrants and options

ABOUT OUR SELLING SHAREHOLDERS

         The selling shareholders are either holders of our common stock or hold options or warrants to buy our common stock. The selling shareholders will either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors.

                                  RISK FACTORS

         An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

         1. We have a history of losses and our existence will be dependent on our ability to raise capital and generate sufficient revenue from operations.

         We have experienced losses since inception. We expect to incur losses as we expend substantial resources on sales, marketing, and research and development of our products. From our inception over eight years ago through March 31, 2001, we have incurred operating losses of $31.2 million. For our fiscal years ended June 30, 2000 and 1999, we have incurred operating losses of $8,404,481 and $3,651,624, respectively.

         There is currently no basis upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

         Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2000 consolidated financial statements indicating that as of June 30, 2000, there is substantial doubt about our ability to continue as a going concern. Since June 30, 2000 we have funded our operations primarily through the sales of our securities. If we are unable to continue to raise funds through the sales of our securities our capital expenditures and operating losses will limit our ability to pay our liabilities in the normal course of business and we may not be able to continue as a going concern.

         2.   We depend on our key personnel.

         We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

         o    they have specialized knowledge about our company and operations;
         o    they have specialized skills that are important to our operations;
              or
         o    they would be particularly difficult to replace.

         We have entered into an employment agreement with Mr. Jensen that expires in June 2002. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

         We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

         3.   The commercial viability of our products has not been tested.

         While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of our products has not been established. Although commercial production and installation of our products has commenced on a very limited basis, there can be no assurance that:

         o    our products will be successful or become profitable;
         o we will successfully complete the development of our web-enabled e-Port(TM) or network;
         o the demand for our products will be sufficient to enable us to become profitable; or
         o even if our products become commercially viable, they can evolve or be improved to meet the future needs of the market place.

         In any such event, investors may lose all or substantially all of their investment in USA.


         4. USA's dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

         A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.

         To date, we have pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us 11 patents as of March 31, 2001. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:

         o    any of the remaining patent applications will be granted to us;

         o we will develop additional products that are patentable or do not infringe the patents of others;

         o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;

         o any patents issued to us will not be challenged, invalidated or circumvented by others; or

         o    any of our products would not infringe the patents of others.

         If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

         5. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

         Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

         o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";

         o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and

         o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA's Business Express(R).

         Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

         6. The termination of any of our relationships with third parties upon whom we rely for supplies that are critical to our products could adversely affect our business.

         We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation to assist us to develop and manufacture our proposed web-enabled e-Port(TM) product and another manufacturer for our non web-enabled e-Port(TM). For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

         7.   We do not expect to pay cash dividends in the foreseeable future.

         The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.

         In addition, our articles of incorporation prohibit the declaration of any dividends on the common stock unless and until all unpaid and accumulated dividends on the series A preferred stock have been declared and paid. Through March 31, 2001, the unpaid and cumulative dividends on the series A preferred stock equal $4,588,150. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share. Through March 31, 2001, $2,286,215 of unpaid and cumulative dividends on the Series A preferred stock were converted into 258,698 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock."

         8.   We may fail to gain market acceptance of our products.

         On March 31, 2001, we have installed 1,381 control devices at 458 commercial locations and revenues, although growing, have been limited. We are in the process of developing our web-enabled e-Port(TM) and network. There can be no assurance that demand for our products (including our web-enabled e-Port(TM) or network) will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the credit card activated control systems at enough locations or sell equipment utilizing our control systems to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the control systems may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. Even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place.

         9. The lack of an established trading market may make it difficult to transfer our stock.

         Our common stock is traded on the OTC Bulletin Board. Although there is limited trading in the common stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."

         10. There are rules governing low-priced stocks that may affect your ability to resell your shares.

         Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.

         Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

         o make a suitability determination prior to selling penny stock to the purchaser;
         o    receive the purchaser's written consent to the transaction; and
         o    provide certain written disclosures to the purchaser.

         These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.


         11. We are unable to predict the effect that future sales may have on the market price of our common stock.

         We are unable to predict the effect that sales may have on the market price of our common stock prevailing at the time of such sales. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities".

Number of Shares Issued and Outstanding
as of April 30, 2001                                 Transferability
---------------------------------------              ---------------

17,616,460 shares of common stock                    17,606,460 are freely
                                                     transferable without
                                                     restriction or further
                                                     registration (other than
                                                     shares held by affiliates
                                                     of USA) or are eligible
                                                     for sale under Rule 144;

                                                     10,000 are restricted
                                                     securities and not
                                                     currently eligible for
                                                     sale under Rule 144; and

555,379 shares of preferred stock                    all 555,379 are freely
                                                     transferable without
                                                     restriction or further
                                                     registration (other than
                                                     shares held by affiliates
                                                     of USA).

As of April 30, 2001, there were:

         o    61,000 shares issuable to the holders of the 1995 warrants;
         o    56,200 shares issuable to the holders of the 1996 warrants;
         o    4,000 shares issuable to the holders of the 1996-B warrants;
         o    1,500 shares issuable to the holders of the 1997 warrants;
         o    2,500 shares issuable to the holders of the 1998-A warrants;
         o 1,389,767 shares issuable to the holders of the management options;
         o    100,000 shares issuable upon the exercise of the GEM warrants;
         o    5,295,200 shares issuable upon conversion of the senior notes;
         o    200,400 shares issuable upon exercise of the consultant warrants;
         o    1,279,550 shares issuable upon exercise of the 1999-B warrants;
         o    5,000 shares issuable to the holders of the 1998-B warrants;
         o    4,000 shares issuable to the holders of the 1999-A warrants;
         o    11,740 shares issuable to the holders of the purchase rights;
         o    6,000,000 shares issuable to Marconi under its options;
         o 1,000,000 shares issuable to Automated Merchandising Systems under its warrant;
         o    1,580,828 shares issuable to Swartz under its options; and
         o    1,140,000 shares issuable to the holders of the 2000-B warrants.

All of the above common stock, if issued, will be freely tradeable under the Act. See "Description of Securities".

         12. We are obligated to make substantial principal and interest payments to the holders of the senior notes.

         On the date of this prospectus, $250,000 of unsecured senior notes which accrue interest at the rate of twelve percent (12%) per year are payable on December 31, 2001 and $6,494,000 of unsecured senior notes which accrue interest at 12% per year are due on December 31, 2003. We are required to make quarterly interest payments totaling $202,320, or $809,280 each year.

         In an effort to reduce the debt payments, we authorized the voluntary conversion of the senior notes due 2003 into shares of common stock at the rate of $1.25 per share, at any time until December 31, 2003 and the senior notes due 2001 into shares of common stock at the rate of $2.50 per share. If all of the $6,494,000 principal amount of the senior notes due 2003 are converted, we will issue 5,195,200 shares of common stock. We have registered for resale under the Act the shares of common stock into which the senior notes are convertible.

         In the event that no additional senior notes are converted, on December 31, 2001, we are obligated to repay the $250,000 remaining principal amount of senior notes and $6,494,000 of senior notes on December 31, 2003. Until the senior notes have been paid by us, they will be reflected as a liability on our financial statements, net of related discount.

         Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

         We anticipate that the senior notes will be paid from cash from operations, as well as proceeds from securities offerings including the purchase by Swartz of our common stock. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity.

         The senior notes are unsecured and thus, in effect, will rank junior to any senior indebtedness. See "Description of Securities - 12% senior notes." The payment of the senior notes is subordinated to the prior payment in full of all existing and future senior indebtedness. In the event of our liquidation, dissolution, reorganization or similar proceedings, our assets will be available to pay obligations on the senior notes only after all of the senior indebtedness has been paid in full, and there can be no assurance that sufficient assets to pay amounts due on the senior notes will remain.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sales of our common stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock appears on page 43 of this prospectus. We will, however, receive proceeds from the exercise of any options or warrants by the selling shareholders.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

         This prospectus contains certain forward looking statements regarding, among other things, our anticipated financial and operating results. Forward looking statements are statements that are not of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to differ materially from those projected, include, for example:

         o our ability to generate sufficient sales to generate operating profits, or to sell products at a profit;
         o our ability to raise funds in the future through sales of securities;
         o whether we are able to enter into binding agreements with third parties to assist in product or network development;
         o our ability to commercialize our developmental products, including the e-Port, or if actually commercialized, to obtain commercial acceptance thereof;
         o    our ability to compete and obtain market share;
         o our ability to obtain sufficient funds through operations or otherwise to repay our debt obligations; or
         o    our ability to collect our subscriptions receivable.

         Although we believe that the forward looking statements contained in this prospectus are reasonable, we can give no assurance that our expectations will be met.

Introduction

         We have incurred operating losses during the years ended June 30, 2000 and 1999 of $8,404,481 and $3,651,624, respectively, and anticipate incurring operating losses through at least fiscal 2002.

Results of Operations

Fiscal quarter and nine months ended March 31, 2001:

         The fiscal quarter ended March 31, 2001 resulted in a net operating loss of $2,650,455 compared to a net operating loss of $2,175,039 for the fiscal quarter ended March 31, 2000. Losses are projected to continue until sufficient revenue is generated from equipment sales and licensing fees from the Company's proprietary technology.

         Revenues were $341,708 compared to $314,256 from the previous year's fiscal quarter. This $27,452 or 9% increase was mainly due to an increase in the sale of the Company's stand-alone TransAct(R) control system. Of the total revenues, equipment sales totaled $189,410, an increase of $30,399 or 19% over the same period last year. License fees, however, remained consistent at $152,298 compared to $155,245 for the same period during the prior year. Revenue is still well below the level required for the Company to be profitable.

         Cost of sales for the period included labor and equipment of $216,617, an increase of $57,307 or 36% compared to the same period during the prior year. This increase is directly attributable to the increase in equipment sales described above and the decrease of equipment purchase discounts received in the prior year's quarter from the Company's suppliers, of $30,647.

         General and administrative expenses of $1,656,445 increased by $263,588 or 19% from the same quarter last year. The increase was due principally to an increase in product development costs of $87,102, trade show and related travel expenses of $58,133, license fees of $30,885 and public relations costs of $27,428. Non cash legal costs incurred this quarter were $332,699.

         Compensation expense of $732,027 increased by $218,645 or 43% due to increases in employee benefit expense, an increase in matching 401K Company contributions instituted in July 2000, and an increase in bonuses.

         The interest expense decrease of $32,180 was primarily due to the conversion of 1999 Senior Notes into Common Stock and the lengthening of the amortization period due to the exchange of 1999 Senior Notes into 2000 Senior Notes, offset by a smaller increase in interest payments related to the sale of additional Senior Notes. Depreciation expense increased from $20,150 to $33,583, directly attributable to an increase in the depreciable asset base.

         The nine month period ended March 31, 2001 resulted in a net operating loss of $6,226,807 compared to a net operating loss of $5,997,689 for the comparable period ended March 31, 2000. Revenues were $1,006,709 compared to $1,407,760, a $401,051 or 28% reduction due to some reduction in volume and an increase in sales of lower priced standalone TransAct(R) control systems. Of the total revenues, equipment sales totaled $526,450, a decrease of $405,347 or 44%, on reduced volume. Cost of sales of $602,794 represented a decrease of $261,608, and is directly attributable to the decrease in equipment sales. General and administrative expenses of $3,644,551 increased by $88,798 or 2%. The principal reason was increases in product development costs of $142,578, public relations expense of $100,216, trade show and related travel expense of $86,064 and license fees of $76,847. These increases were offset by a large decrease in legal fees of $330,488 mostly due to the decreased activities related to the pending MBE litigation. Non cash legal costs incurred in the current nine month period were $481,776. Compensation expense of $1,809,502 increased by $145,203 or 9% due to increase in employee benefit expense, increase in matching 401K Company contributions instituted in July 2000 and an increase in bonuses. Debt related expenses including interest charges decreased $149,231 from the comparable nine month period last year, due mainly to the Senior Note conversions into common stock, the lengthening of the amortization period due to the 1999 Senior Note exchanges into 2000 Senior Notes, and lower outstanding balances on the equipment line of credit.

Fiscal year ended June 30, 2000:

         For the fiscal year ended June 30, 2000, we had a net loss of $8,404,481. The loss applicable to common shares of $9,334,559 or $.92 loss per common share (basic and diluted) was derived by adding the $8,404,481 net loss and the $930,078 of cumulative preferred dividends and dividing by the weighted average shares outstanding of 10,135,905.

         Revenues for the fiscal year ended June 30, 2000 were $2,054,341, a decrease of $1,836,175 or 47% under the prior year, reflecting the large Prime Hospitality rollout of the MBE Business Express(R) in fiscal year 1999.

         Operating expenses for the fiscal year ended June 30, 2000 were $8,874,342, representing a $1,578,714 or 22% increase over the prior year. The primary contributors to this increase were general and administrative expenses and compensation expense offset by a reduction in cost of equipment sales, as detailed below.

         Cost of sales decreased by $1,704,128 from the prior year, primarily reflecting the decrease in the Business Express(R) and MBE Business Express(R) centers sold. General and administrative expenses of $5,001,832 increased by $2,314,088 or 86%. This increase is primarily due to legal expenses associated with the pending MBE litigation, which amounted to approximately $1,600,000 an increase of $1,000,000 over the prior year. All but approximately $150,000 of these expenses were non-cash as the legal counsel was paid for services by the issuance of our common stock. Other general and administrative expenses increased by approximately $1,300,000. Components of this increase include an increase in research and development costs of $356,280, increases in outside marketing and operational services of $654,381, increased charges for consulting and professional fees of $300,436 primarily to fund promotional programs in the investor relations area, increases in costs related to the rental and maintenance of the Company's corporate office of $98,496 and a one time expense of $55,418 for relocation of personnel. Offsetting these increases was a decrease in trade show costs of $26,630, or 37%.

         Compensation expense was $2,503,165, an increase of $949,976 or 61% from the previous year. The increase was due to the non-cash expense of $293,700 relating to the compensation charge recorded for bonuses to employees for work performed in fiscal year 2000, and increases in salaries of $656,276, or 42%, which is due to increased personnel activities in all areas of USA. Other expenses increased by $1,337,968. Of this increase, $976,380 was non-cash, due to amortization of debt discount relating to the outstanding senior notes. Cash interest expense accounted for an increase of $493,462 offset by an increase in interest income of $82,707.

         Depreciation expense of $110,551 increased by $18,778, which is directly attributable to the increased depreciable asset base.

Fiscal year ended June 30, 1999:

         For the fiscal year ended June 30, 1999, the we had a net loss of $3,651,624. The overall loss applicable to common shares of $4,654,077 or $1.07 per common share (basic and diluted) was derived by adding the $3,651,624 net loss and the $1,002,453 of cumulative preferred and other adjustments and dividing by the weighted average shares outstanding of 4,348,866. Revenues for the fiscal year ended June 30, 1999 were $3,890,516, an increase of $2,065,287 or 113% over the prior year, reflecting the continued penetration of the Business Express(R) and the MBE Business Express(TM) into the marketplace.

         Operating expenses for the fiscal year ended June 30, 1999 were $7,295,628, representing a $1,793,978 or 33% increase over the prior year. The primary contributors to this increase were cost of equipment sales and general and administrative expenses, as detailed below.


         Cost of sales increased by $1,701,193 from the prior year, primarily reflecting the increase in MBE(TM) Business Express(R) business. General and administrative expenses of $2,687,744 increased by $473,760 or 21%. This increase is primarily due to legal expenses associated with the pending MBE litigation, which amounted to over $600,000. Without these legal expenses, general and administrative expenses would have declined by over $100,000.
In addition, outside services increased by $141,135 or 199% primarily to fund promotional programs in the marketing and investor relations areas. Offsetting these increases were decreases in travel and entertainment expenses of $147,097, or 42%; decreases in product development of $45,760 or 46%; and decreases in advertising by $103,270 or 49%.

         Compensation expense was $1,553,189, a decrease of $356,493 or 19% from the previous year. The decrease was primarily due to the non-cash expense of $554,630 last year which reflected the compensation charge recorded for the repricing of the common stock options below fair market value during April 1998. Offsetting this decrease were increases in salaries of $237,260, or 21%, which is due to increased personnel requirements in the operations and sales areas. Depreciation expense of $91,773 decreased by $24,382 or 21%, due to a lower depreciable asset base.

Plan of Operations

         On March 31, 2001, we had 1,381 credit card activated control systems installed in the field as follows:

         o    1,077 Business Express(R) or MBE Business Express(R);
         o    146 Business Express(R) Limited Service;
         o    23 Copy Express(TM);
         o    12 Debit Express(TM);
         o     3 Public PC(R);
         o     4 Fax/Printer Express(TM); and
         o    76 TransAct(TM).

         In addition, there were 40 non web enabled e-Port(TM) control systems located at vending locations in the United States.

         During the quarter ended March 31, 2001, the Company continued its work towards commercialization of its e-Port(TM) technology and web enabled network and the cultivation of partners and future customers. Non web enabled e-Port(TM) terminals are currently being piloted and limited production quantities are in production during the last quarter of fiscal 2001.

         The e-Port(TM) contains the functionality of the current TransAct(TM) terminal for credit and debit card processing, control and data management. In addition, our proposed web-enabled e-Port(TM) would also offer other capabilities including public access electronic commerce and advertising using the internet, acceptance of other forms of electronic payment systems, and the capability to audit the physical activities of the vending machine and communicate this information to a monitoring station.

         In March 2001, the Company featured the combined USA-Marconi product line including the e-Port(TM) to the vending industry at Spring NAMA, the vending industry's semi-annual trade show event. The e-Port(TM) was displayed in vending machines in the booths of three prominent vending manufacturers. Interest in the e-Port(TM) was shown by groups from all parts of the industry, including vending manufacturers, electronic component manufacturers, distributors, contract feeders, bottlers and beverage manufacturers. The Company has been and is continuing to cultivate relationships with such interest parties.

         On March 29, 2001 the Company signed an OEM agreement in the vending industry with Automated Merchandising Systems, Inc. (AMS), for a term of five years. The Agreement provides that the Company will sell to AMS its e-Port(TM) terminals for use in the AMS vending machine terminals.

         During the quarter ended March 31, 2001, the Company negotiated a strategic alliance with Marconi Online Systems, Inc., a vending industry subsidiary of multi-billion dollar U.K. based Marconi plc., a telecommunications company. This Alliance Agreement was signed on April 20, 2001. At the time we signed the alliance agreement, Marconi indicated to us that it anticipates placing an order with us for our products in the near future. In May 2001, we received a preliminary purchase order from Marconi for 10,250 e-Port(TM) terminals. The document indicates that actual quantities and dates for shipment will be determined by Marconi at a later date. While Marconi has indicated to us that it intends to provide us with quantities and shipping dates for some or all of these terminals as soon as practicable, there is no obligation for Marconi to do so.

         In May 2001, the Company signed a non-binding letter of intent with International Business Machine Corporation which confirmed the parties' discussions regarding the possible formation of a strategic alliance. The strategic alliance would provide for IBM to sell the Company's e-Port terminals with IBM's services to the vending industry, point of sale market, network home appliance market, as well as to other potential markets. Unless a definitive agreement is signed, neither party has any obligation whatsoever.

         The Company is marketing its products through its full-time sales staff consisting of four national accounts salespeople and two regional sales managers, either directly to customer locations or to management companies servicing these locations. Strategic partnerships and pilot programs with key customers continue to be pursued and developed.

         Additional plans for the coming fiscal year include further activity in the advertising and media arenas, cultivation of customers in the vending industry, development of our web enabled e-Port(TM) and network, and development of strategic partnering relationships.

Liquidity and Capital Resources

         During the fiscal year ended June 30, 2000, we completed several financing transactions. Net proceeds of $5,641,295 were realized from private placement offerings of common stock and $1,044,800 was realized from common stock transactions, principally the exercise of common stock purchase warrants and options. As of June 30, 2000, we had working capital of $2,018,994, which included cash and cash equivalents of $1,859,360 and inventory of $992,980.

         During the fiscal year ended June 30, 2000, net cash of $5,738,782 was used by operating activities, primarily due to the net loss of $8,404,481, offset by $1,696,846 of common stock and warrants issued for services in lieu of cash payments, and $1,011,874 of non cash amortization of the equity component of the senior notes. The net cash provided by financing activities of $6,255,962 was attributable primarily to net proceeds generated from the issuance of common stock through private placements and the exercise of common stock purchase warrants and options described in the prior paragraph, as well as the repayment of $621,289 toward the line of credit from IBM Global Financing (see below).

         From July 1, 2000 through March 31, 2001, shareholders have exercised an aggregate of 2,072,600 warrants for gross proceeds of $2,072,600.


         On September 15, 2000, we signed an investment agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of our common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement. We believe that this agreement should provide timely financing and a reduction in financing costs incurred in connection with repeated, separate, private placements. Through March 31, 2001, Swartz has not purchased any of our common stock.

         For the nine month period ended March 31, 2001, there was a net decrease in cash of $1,588,089. This was attributable to $3,543,037 of cash used in operating activities, $1,820,849 of cash used for investing activities, principally $1,560,511 of software development cost for the new web enabled e-Port(TM) network, offset by cash provided by financing activities of $3,805,797 primarily from the issuance of Common Stock, the exercise of Common Stock warrants and sale of Senior Notes. The cash used in operating activities consisted of the operating loss of $6,226,807, partially offset by favorable changes of $1,688,457 in operating assets and liabilities and $674,612 of non cash amortization of the equity component of the Senior Notes. As of March 31, 2001, total cash on hand was $301,271, and the working capital deficit was $1,185,915, of which $1,169,920 was invested in inventory.

         During September 2000, the Company sold securities in a $1,150,000 private placement offering to a limited number of accredited investors. As of March 31, 2001, a total of $895,000 of proceeds had been collected, resulting in subscription receivable of $255,000. Any receivable not collected by June 30, 2001 will be rescinded.

         On October 17, 2000 the Company authorized a private placement offering of 12% Convertible Senior Notes with attached Common Stock. On January 31, 2001, the Company closed the offering. As of March 31, 2001, the Company has received signed subscription agreements for $2,681,000 of 12% Senior Notes, of which the Company has received and deposited $1,208,500 resulting in subscriptions receivable of $1,472,500. Of this amount, $60,000 of proceeds has been received subsequent to March 31, 2001 and is reflected in current assets. Any receivable not collected by June 30, 2001 will be rescinded.

         In April, 2001, the Company sold 450,000 shares to 9 accredited investors for $1.00 per share, generating $450,000 of gross proceeds for the Company.

         During March 2001, the Company extended until May 30, 2001 the reduction of the exercise prices of all outstanding warrants and purchase rights to $1.00 per share, and extended the expiration dates until May 30, 2001 for the exercise of the 2000-B and 1999-B warrants at $1.00 per share and for the exercise of the 1995 warrants.

         During March 2001, the Company authorized a $1,500,000 private placement offering (with right of oversubscription of an additional $750,000). Each unit of the offering costs $10,000 and consists of 10,000 shares of common stock and warrants to purchase up to 20,000 shares of common stock at $1.00. Subsequent to March 31, 2001 and through the date of this Prospectus, 228,300 shares and 456,600 warrants have been sold resulting in $228,300 of gross cash proceeds.

         We have incurred losses of $8.4 million and $3.7 million during each of the fiscal years ending June 30, 2000 and 1999, respectively, and cumulative losses from our inception through June 30, 2000 of approximately $25 million. We anticipate that for the year ending June 30, 2001 there will be a negative cash flow from operations in excess of $5.0 million. Further, we have a stockholders' deficit of $3,196,843 at March 31, 2001. These factors raise substantial doubt about our ability to continue as a going concern. Our independent auditors have included an explanatory paragraph in their report on our June 30, 2000 consolidated financial statements. We believe that the following inflows of capital will allow us to continue as a going concern:

         o funds available at March 31, 2001 combined with events anticipated to occur, including the anticipated revenues to be generated during fiscal year 2001 and forward;
         o the potential capital to be raised from the exercise of the common stock purchase warrants and options;
         o the anticipated receipt of funds from the private placement offerings;
         o the funds anticipated to be received under the private equity line from Swartz; and
         o the funds generated from collection of our subscription receivables.

         There can be no assurance that sufficient funds can be raised through sales of securities, exercise of warrants or options, collection of subscription receivables, or through business operations. In such event, we may cease to be a going concern or we may have to reduce anticipated expenditures.

Commitments

         We lease approximately 10,000 square feet in Wayne, Pennsylvania for a monthly rental of $11,500 plus utilities and operating expenses. The lease expires on June 30, 2002.

         We have acquired inventory financing using IBM Global Financing. The debt to IBM is secured primarily by the inventory being financed and bears an annual interest rate of 10%, subject to adjustment if the outstanding balance is outstanding greater than 180 days. As of March 31, 2001, $52,350 is outstanding under this arrangement.

                                    BUSINESS

         USA Technologies, Inc., was incorporated in Pennsylvania in 1992. We are a leading provider and licensor of automated, credit card activated control systems for the copying, debit card and personal computer industries. Our devices make available credit card payment technology in connection with the sale of a variety of products and services. We generate our revenues from:

         o    the direct sale of control systems;
         o    the resale of configured office products;
         o monthly administrative fees paid by locations utilizing our control systems; and
         o retaining a portion of the monies generated from all credit card transactions conducted through our control systems.

         We have developed an automated, credit card activated control system to be utilized with photocopying machines, facsimile machines, computer printers, and debit card purchase/revalue stations. The control systems allow consumers to use credit cards to pay for purchases.

         We have also developed the Public PC(R), which is an automated credit card activated control system to be used in connection with a personal computer, including on-line services, such as the Internet. This product enables locations to offer the use of personal computers to the public on an "as needed" basis utilizing credit cards as a method of payment. In addition, we have introduced to the university library market our Automated Print Payment System(TM) (APPS). This system enables libraries to charge users via credit/debit cards for the printed output from computer networks, thus providing a new source of revenue to cover their increasing costs of operations.

         During fiscal year 1997, we introduced the Business Express(R), which is being marketed to the hospitality industry as an amenity to the business traveler. The Business Express(R) combines our existing applications for computers, copiers, and facsimiles into a kiosk type configuration. All services provided are credit card activated. The Business Express(R) continues our move toward the sale of the our proprietary equipment to operators rather than the revenue sharing arrangements employed in past years. We still retain all rights to software and proprietary technology which we license to location operators for their exclusive use. As of March 31, 2001, 1,077 Business Express(R) or MBE Business Express(R) control systems are installed.

         During the latter part of fiscal year 1999, we introduced a product line extension to our flagship Business Express(R) product, called the Business Express(R) Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the heart of the hospitality industry, which includes mid-market, limited service and economy properties. As of March 31, 2001, 146 LSS units are installed.

         We have entered into a joint marketing agreement with Minolta Corporation, and have been designated as an authorized equipment reseller by International Business Machines Corporation and Hewlett-Packard Company. We benefit from the association of our control systems with the well-known brands of business equipment manufactured by these companies.

         On September 24, 1997, we entered into a Joint Venture Agreement with Mail Boxes Etc., in order to sell and market automated, credit card activated business centers under the name MBE(TM) Business Express(R) to the hospitality industry. The MBE(TM) Business Express(R) bundles together the same components as the Business Express(R), but under the MBE brand name. In addition, the MBE(TM) Business Express(R) includes a dial-through service to a nearby MBE store making available the products and services of the store. We terminated the agreement in May 1999 and are currently involved in legal proceedings with MBE. We continue to service all field installations.

         In 1998, Prime Hospitality Corp. entered into an agreement with the MBE Joint Venture, pursuant to which Prime would purchase a minimum of 100 MBE(TM) Business Express(R) units for installation at Prime's owned and managed hotels (primarily the AmeriSuites brand). As of March 31, 2001, all installations have been completed, generating total revenues of approximately $1.9 million, almost all of which occurred in the fiscal year ended June 30, 1999.

         During the current fiscal year we have focused on developing a new terminal, trademarked "e-Port(TM)". It contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. With the development of e-Port(TM), USA Technologies hopes to position itself to claim a piece of two important market spaces within the new "Internet" economy - electronic commerce and pervasive computing. As of March 31, 2001 there is underway a pilot test of a version of the non web-enabled e-Port(TM) at vending locations.

         In May 1999, we signed an agreement with International Business Machines Corporation whereby IBM agreed to be the executional partner for certain aspects of the our business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. This agreement expanded an earlier agreement from 1,000 to 5,000 locations, and expanded the array of USA products which are eligible for IBM installation. IBM is also assisting us to design an enhanced version of the network which will underlie all transaction processing for our web-enabled e-port(TM), including advertising and e-commerce.

         We entered into a corporate agreement on May 14, 1999 with Choice Hotels International (which includes the Comfort, Clarion, Quality, Sleep, Econo Lodge, Rodeway and Mainstay brands) which establishes USA as the only endorsed vendor of business center products for its over 3,000 properties. Since then, Choice has promoted our business center products internally to its own hotels. We have also entered into a corporate agreement with Promus Hotel Corporation (Embassy Suites, Hampton, and Doubletree brands) which establishes us as a preferred supplier of business center products for those brands. In addition, our Business Express(R) has been approved and recommended as a solution for business center needs by Marriott for its hotels.

         In March 2000, USA and MeriStar H&R Operating Company, L.P., an affiliate of MeriStar Hospitality Corporation, entered into a Business Center Solutions Supply Agreement. MeriStar is the largest independent hotel management company in the United States, operating 225 hotels and resorts under such known brand names as Hilton, Holiday Inn and Wyndham. The agreement provides that we will supply our business center products to MeriStar managed and MeriStar owned hotels. We will be listed as the only business center provider in all purchasing guidebooks and purchasing web sites of MeriStar. We will be the exclusive provider of business center solutions to the 116 properties owned by MeriStar. MeriStar will recommend USA as the preferred provider of business center products for the remaining 109 hotels which are managed but not owned by MeriStar. The agreement expires in February 2002, and may be terminated by either party prior thereto upon 60-days prior notice. As of March 31, 2001, 10 business centers have been installed at MeriStar locations.

         In March 2000, we were invited to join the Salutation Consortium, a non-profit group of global information technology companies which includes IBM, Xerox, Hewlett Packard, Hitachi and America Online. The Consortium focuses on providing technologies that improve information exchange among multiple and different pervasive computing devices. By joining the Consortium, we expect to ensure compatibility of e-Port(TM) with emerging communications protocols and be in a position to pursue partnerships and alliances.

         In April 2000, we signed an agreement with Wayport, Inc. of Austin, Texas, a leading high speed Internet solutions provider. The agreement could benefit us in three ways: broadening our business center offerings to include providing hotels with in-room high speed Internet access; providing faster response times for our current Business Express(R) product; and giving us a strategic partner to co-market our Business Express(R) product.

         In April 2000, we announced we will sell our TransAct(TM)credit card device and payment system as a standalone offering to the world's leading office equipment manufacturers and distributors. We established a TransAct(TM) Authorized Reseller Program to sign up various independent and national dealers and distributors.

     In May 2000, we announced at the @d:tech Internet Conference our intention to enter the interactive media market space through use of our e-Port(TM) technology. The web-enabled e-Port(TM) would function as an interactive touchscreen Internet appliance which could allow advertisers the opportunity to target consumers in high traffic locations such as vending and retail point of sale. On June 30, 2000, in furtherance of this strategic initiative, we purchased a worldwide license from DoubleClick to use its AdServer software on the web-enabled e-Port(TM). We anticipate that this software would manage any advertising on our terminals throughout the world.

         On June 24, 2000 we entered into a Development and Manufacturing Agreement with RadiSys Corporation, a leading global designer and manufacturer of building blocks enabling next generation Internet and communications systems. Pursuant thereto, RadiSys will develop the web enabled e-Port(TM) for the Company. RadiSys will then exclusively manufacture the web-enabled e-Port(TM) product for USA. The agreement can be terminated by either party upon thirty days notice. We believe that we would also benefit from RadiSys's purchasing, order fulfillment and product warranty services. RadiSys has significant design and manufacturing expertise in the embedded chip market and is partially owned by Intel.

         On June 28, 2000 USA and Xerox Corporation entered into a Strategic Alliance Teaming Agreement pursuant to which Xerox would act as a non-exclusive reseller and distribution entity for our Transact(TM) terminals in the United States. Under the agreement, Xerox would be able to specify Transact(TM) as another value added facet of its managed business center solution, and in addition, would be able to sell Transact(TM) units through its manufacturer representative sales team and through its dealer network. The agreement is a non-exclusive arrangement for both parties and is terminable by either party upon sixty days prior notice.

         On April 20, 2001, the Company signed an alliance agreement with Marconi Online Systems, Inc., a subsidiary of Marconi, plc, for a five year term. This agreement expands upon and supersedes the March 5, 2001 agreement that had been entered into between the parties. Pursuant thereto, the Company has agreed to market, promote, and generate demand for certain Marconi products, including Marconi's data handling service, and not promote products which compete with these Marconi products. Marconi has agreed to market, promote and generate demand for and sales for certain of our products, including our e-Port terminal. The agreement sets forth pricing for each party's products which shall be made available to the other party (or its customers).

         The alliance agreement grants to Marconi the right to purchase up to 3,000,000 shares of our Common Stock at $1.00 per share at any time until June 5, 2001. Marconi also has the right to purchase up to 3,000,000 additional shares at $1.25 at any time until September 5, 2001. We have at our cost and expense registered all of these shares for resale by the holder thereof under the Act. If Marconi exercises these options, Marconi has been granted the right of first refusal on acquisition of the Company, the right to have representatives on our Board of Directors, and the right to purchase an amount equal to any new securities sold by the Company to a party other than Marconi on the same terms and conditions as granted by us to the other party.

         On March 29, 2001, the Company entered into an OEM Agreement with Automated Merchandising Systems, Inc., a glass front vending machine manufacturer. The agreement provides that we will sell our e-Port terminals to AMS in such quantities as AMS shall require for use by AMS in its vending products. The agreement is for a five year term. The Company also granted to AMS the option to purchase up to 1,000,000 shares of restricted Common Stock at $1.00 per share at any time prior to June 30, 2001. We have at our cost and expense registered all of these shares for resale by the holder thereof under the Act.

         For the years ended June 30, 2000 and 1999 and for the nine months ended March 31, 2001, we have spent approximately $554,000, $198,000 and $467,000, respectively for the development of our proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of our employees and are reflected in compensation and general and administrative expense in the accompanying consolidated financial statements.

         As of March 31, 2001, we had 1,077 Business Express(R) or MBE Business Express(R) control systems, 146 Business Express(R) Limited Service control systems, 23 Copy Express(TM) control systems, 12 Debit Express(TM) control systems, 4 Fax/Printer Express(TM) control systems, 3 Public PC(R) control systems and 76 TransActs(TM) located at various hotels and libraries throughout the United States and Canada. Through March 31, 2001 total license and transaction fee revenues received by us from these systems, although growing, has not been sufficient to cover operating expenses.

         We have been certified by PNC Merchant Services (a subsidiary of First Data Corporation), a leading credit card processor in the United States. PNC Merchant Services has extended us a fixed rate percentage processing charge in connection with the credit card transactions conducted through our control systems. This charge is payable by us (not the locations) out of our share of the gross proceeds.

Industry Trends

         With trends over the last twenty years indicating an ever increasing customer reliance on the use of credit cards as a method of payment, we believe the future of purchasing retail products and services is in credit cards rather than cash. Consumers are constantly searching for ways to purchase quality products and services in the most convenient manner. Examples of this trend include the increasing use of unattended Automated Teller Machines (ATM's) in banking transactions and the use of unattended, self-service gasoline pumps with credit and debit card payment capabilities. Consumers are becoming more accustomed to using credit cards in an ever increasing number of retail and service settings. They increasingly use mail order, telephone and the Internet to order goods and services and use credit cards to pay for them. There are over a billion credit cards in the United States. Our products reflect this overall trend and feature automated credit card control systems. To date, we have focused our efforts towards the personal computer, copier, and debit card industries. However, with introduction of e-Port(TM), the following trends in the space of electronic commerce and pervasive computing become encouraging signs:

o By the end of calendar year 2003, 500 million Internet users are anticipated to be conducting $1.3 trillion in commerce over the net (versus 160 million users conducting $50 billion in 1998). This anticipated increased use would amount to two new users per second.

o By the end of calendar year 2001, consumer used pervasive computing devices/network appliances are anticipated to outship desktop PC shipments to homes - nearly 20 million per year by 2001.


Credit Card Processing

         Our credit card activated control devices record and transmit all transaction data to the credit card processor. After receiving transaction information, the credit card processor electronically transfers the funds (less the credit card processor's charge) to us. We then forward to the location its share of the funds.

         We have agreed on a percentage split of the gross proceeds from our devices with each location. The credit card processor's fees and costs to forward the location's share of the gross proceeds are all paid for out of our portion of the gross revenue.

         We currently retain a portion of the gross revenues from each device. If we have sold the equipment to the location, the portion retained is generally 5% of the gross revenues. In cases where we continue to own the equipment, the portion retained can be as high as 90% of gross revenues. In addition we charge a fixed monthly management fee which is generally $20-$25 per control device.

Product Lines

The Business Express(R)

         The hotel/motel hospitality industry continues to expand, but has become more competitive as chains increase their efforts to attract the most dominant and profitable customer: the business traveler. Business travelers and conference attendees account for the majority of hotel occupancy, stay longer and spend more per visit than the leisure traveler. For these reasons, hotels have become very sensitive and responsive to the needs and preferences of the business traveler. The Business Express(R) enables a hotel to address these needs in a comprehensive and cost effective manner, while simultaneously generating incremental revenue.

         The Business Express(R) utilizes our existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product. The Business Express(R) bundles the Public PC(R) unit, the Copy Express(TM) unit, and the Fax Express(TM) unit, into a functional kiosk type work station. All devices are credit card activated, therefore eliminating the need for an attendant normally required to provide such services.

The MBE(TM) Business Express(R)

         The MBE(TM) Business Express(R) bundles together the same components as the Business Express(R): Public PC(R), Copy Express(TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE(TM) Business Express(R) includes a dial-through service to a nearby MBE store making available the products and services of the store. The Company terminated the joint venture agreement in May 1999.

The Copy Express(TM)

         Traditionally, customers wishing to use a photocopying machine have either used a prepaid, stored value card or cash. In most instances, this places a burden on employees of the facility to provide a number of services unrelated to their primary jobs, such as providing change and collecting/counting/ reloading coins. With the Copy Express(TM), the attendant no longer needs to interact with the customers for these purposes.

         The Copy Express(TM) provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.

The Debit Express(TM)

         Many "closed" environments such as universities or hospitals utilize a private card known as a debit or "stored value" card, to store cash value. The system works by encouraging customers (by discounting the price of the products or services) to transfer lump sum cash values onto a magnetic stripe or imbedded chip card that can be used to activate equipment within the closed environment. As the cardholder uses the card to purchase products or services the cash value is deducted from the total value on the card. Typically, the cards are purchased from attendants or from machines which accept coins or dollar bills.

         Our Debit Express(TM) enables customers to purchase or revalue their debit cards with the swipe of a credit card and eliminates the need for cash or for an attendant to handle cash or provide change. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a valid credit card to purchase or place additional value on a debit card.

The Public PC(R)

         We believe that the growing dependence on personal computers has created an environment where there is a need for access to personal computers by the general public on an "as needed" basis. To meet this need, we have developed the Public PC(R). The device enables the public to utilize personal computers and/or the services they offer on an "as-needed" basis. The system is designed so that the computer cannot be used until a valid credit card is swiped through the control system. Once the user is authorized to proceed, the system has the ability to charge for time in use, printed output, and any modem activity.

         The personal computer is becoming an integral part of how people access and utilize the information available to them. The majority of libraries do not currently offer general use personal computers to their patrons. Potential customers include print shops, cyber cafes, hotels, airports, convention and conference centers, and various retail outlets.

The e-Port(TM)

         The non web-enabled e-Port(TM) contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management. The proposed web enabled e-Port(TM) would also offer capability for public access electronic commerce and advertising using the Internet. With e-Port(TM), we will position ourselves to claim a piece of two important market spaces within the new "Internet" economy - electronic commerce and pervasive computing. e-Port(TM) would enable e-commerce to be transacted away from the computer and will offer Internet merchants an extension of their business without brick and mortar outlays. It could be considered a low cost "physical" location for "virtual" merchants. Non web enabled e-Port(TM) terminals are currently being piloted and limited production quantities are in production during the last quarter of fiscal 2001.

         e-Port(TM) will possibly give consumers the opportunity to engage in interactive advertising and e-commerce while making routine purchases at millions of points of sale - including our Business Express(R) locations, vending machines, and convenience stores. The US markets for this device are estimated as follows: vending - 6 million locations; retail points of sale - 7.5 million devices with expected shipments of 2 million devices in year 2000; and our credit card activated business equipment.

TransAct(TM) as a Stand Alone Product

         USA produced and patented TransAct(TM), a cashless transaction terminal that enables 24 hour, secure, low cost credit transactions to take place. As the nerve center for USA's Business Express(R) product line, TransAct(TM) currently enables over 400 automated business center locations, that benefit from TransAct's ability to provide voice and display instructions for users. The installed locations of Business Express(R) indicates that TransAct(TM) transforms various office components into automated, credit card-operated, revenue centers.

         To effectively penetrate the "pay as you go" business service markets within the retail, university, transportation and apartment communities, three standardized TransAct(TM) packages have been developed, priced and launched to office component dealers who already service these markets. We anticipate that the development of a dealer channel to sell TransAct(TM) units will increase licensing and usage revenue streams.

Marketing

         As of March 31, 2001, we are marketing our products with a full-time sales staff of four national accounts sales people and two regional sales managers. They market our products to hotel and retail locations and to office component dealers. Our agreements with Marriott, Choice Hotels International, Promus Hotel Corporation and MeriStar are an important component of our effort to market the Business Express(R) to the hospitality industry because they provide instant brand name recognition.

Procurement

         Our control system devices consist of a card reader, printer, amplifier, circuit board and micro chip in a specially designed housing. Our devices are currently being re-engineered to be internet capable and easily mass producible, by an independent contract manufacturer, RadiSys. As of March 31, 2001, we have not yet placed any orders with RadiSys for our web enabled product.

         We anticipate obtaining the other components of our business center (other than the control system) through CompuCom, a distributor of IBM products, Hewlett Packard, and copier and fax manufacturers. Orders are regularly placed for quantities required for expected orders several months in advance.

Competition

         There are currently other businesses offering or announcing unattended, credit card activated control systems for use in connection with copiers, printers, personal computers, facsimile machines, Internet and e-mail access, vending, retail point of sale, and debit card purchase/revalue stations. In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with USA. Many of these businesses are well established, have substantially greater resources than us and have established reputations for success in the development, sale and service of high quality products. We are aware of businesses which have developed an unattended, credit card activated control system to be used in connection with vending machines. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by us in connection with our licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of our customer base. We are also aware of several businesses which make available use of the Internet and personal computers to hotel guests. Such services might compete with ours Business Express(R), and the locations may not order the Business Express(R), or if ordered, the hotel guest may not use it. We are aware that credit card activated personal computer kiosks have been developed and are in the marketplace.


Patents, Trademarks and Proprietary Information

         We received federal registration approval of our trademarks Business Express(R), C3X(R), and Public PC(R), and have applied for federal registration of Copy Express(TM), e-Port(TM), and TransAct(TM).

         The technology we have developed is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, we have entered into confidentiality agreements with our key employees. There can be no assurance that we will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on our technology.

         As of March 31, 2001, we have 37 pending United States patent applications as well as 16 pending foreign patents. Through March 31, 2001, the following United States patents have been issued to us:

         o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";
         o U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine";
         o    U.S. Patent No. D423,474 entitled "Dataport";
         o    U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";
         o    U.S. Patent No. D418,878 entitled "Sign Holder";
         o U.S.Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";
         o U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";
         o U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine";
         o U.S. Patent No. 6,119,934 entitled "Credit Card, Smart Card and Bank Issued Debit Card Operated System and Method for Processing Electronic Transactions";
         o U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine"; and
         o U.S. Patent No. D437,890 entitled "Electronic Commerce Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine."

         In addition, two foreign patents, Canadian Patent No. D87998 entitled "Sign Holder", and Canadian Patent No. D91645 entitled "Laptop Data Port Enclosure", have been issued to USA.

Employees

         On March 31, 2001, we had 25 full-time employees.

Properties

         We lease our principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $11,500 plus utilities and operating expenses. The lease expires on June 30, 2002.

Legal Proceedings

         USA and MBE are parties to litigation in the United States District Court for the Southern District of California. These proceedings commenced in September 1998. During March 2001, we entered into settlement discussions with MBE. By agreement of the parties, all discovery has been stayed and the trial originally scheduled for June 2001 has been postponed.

         We have alleged various claims against MBE, including that MBE breached the Joint Venture Agreement by among other things, utilizing a competitor of ours in connection with MBE's in-store computer workstation project ("ICW Project"), for which project we believe MBE was obligated to purchase our terminals, that MBE breached a separate agreement pursuant to which it had agreed to purchase our terminals for use in the ICW Project, that by attempting to revoke or cancel its written purchase orders with us for in excess of 700 terminals, MBE breached its obligations under these purchase orders, and that MBE misrepresented to us that MBE's franchisees would be capable of selling the joint venture's products. We seek recovery from MBE of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         MBE has alleged various claims against us, including that the terminals purchased from us were defective, that we failed to develop for MBE a working ICW Project as promised, that we owe MBE monies under the Joint Venture Agreement, that we breached the Joint Venture Agreement, and that our technology was not viable and "public proof" as promised. MBE seeks recovery from us of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         We believe that the claims of MBE are without merit and that we will prevail in this matter. Accordingly, there has been no provision recorded for this action in the accompanying consolidated financial statements.

Where to get more information

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

         Our filings may also be accessed through the SEC's web site (http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).

         We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

         Our Directors and executive officers, on March 31, 2001, together with their ages and business backgrounds were as follows.

         Name                      Age          Position(s) Held
         ----                      ---          ----------------
George R. Jensen, Jr.              52       Chief Executive Officer,
                                            Chairman of the Board of Directors
Stephen P. Herbert                 38       President, Director
Haven Brock Kolls, Jr.             35       Vice President - Research and
                                            Development
Leland P. Maxwell                  54       Senior Vice President, Chief
                                            Financial Officer, Treasurer
Michael K. Lawlor                  39       Vice President - Marketing
                                            and Sales
William W. Sellers (1)(2)          78       Director
Henry B. duPont Smith              38       Director
William L. Van Alen, Jr. (1)(2)    66       Director
Steven Katz (1)                    51       Director
Douglas M. Lurio (2)               44       Director
Edwin R. Boynton                   46       Director

(1)      Member of Compensation Committee
(2)      Member of Audit Committee

         Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

         George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

         Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola,the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined USA on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Leland P. Maxwell joined USA on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining us, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

         Michael K. Lawlor joined USA on a full-time basis in 1997 and was promoted to Senior Vice President, Sales and Marketing in September 1999. Prior to joining us, Mr. Lawlor worked with Aladdin Industries, a leading manufacturer of promotional drinkware, as Director of Restaurant Sales. From 1986 to 1995, Mr. Lawlor was employed in various sales capacities by Pepsi-Cola and was National Accounts Sales Manager when he departed in 1995. Mr Lawlor received an undergraduate degree in Marketing from the University of Texas.

         William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of USA in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.

         William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

         Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

         Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

         Edwin R. Boynton joined the Board of Directors in July 1999. He is a partner of Stradley Ronon Stevens & Young LLP, and is a member of and currently the chair of the firm's estates department. Mr. Boynton received his bachelor of arts degree from Harvard University in 1976 and his Juris Doctor degree from Duke University in 1979.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by USA during the fiscal years ended June 30, 1998, June 30, 1999 and June 30, 2000 to each of our executive officers named below. Except as set forth below, no individual who was serving as an executive officer of USA at the end of the fiscal years ended June 30, 1998, June 30, 1999 or June 30, 2000 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

                               Fiscal
Name and Principal Position    Year       Annual Compensation                             Long Term Compensation
---------------------------    ------     ---------------------------------     ----------------------------------------
                                                                                                            Securities
                                                                                   Restricted Stock         Underlying
                                                      Bonus     Other Anuual           Awards                 Options
                                          Salary       (1)      Compensation             ($)                    (#)
                                          ------      -----     -------------   ----------------------    --------------

George R. Jensen, Jr.,         2000       $117,500     $50,000      --             $80,000 (2)                  --
Chief Executive Officer        1999       $100,000     $0           --                  --                   180,000
                               1998       $100,000     $0           --                  --                      --
------------------------------------------------------------------------------------------------------------------------------------
Stephen P. Herbert,            2000       $107,500     $94,000      --             $80,000 (2)                45,000
President
------------------------------------------------------------------------------------------------------------------------------------
Leland P. Maxwell, Chief       2000       $99,000      $29,000      --                  --                    15,000
Financial Officer, Treasurer
------------------------------------------------------------------------------------------------------------------------------------
H. Brock Kolls, Senior Vice    2000       $105,000     $44,000      --             $80,000 (2)                30,000
President, Research &
Development
------------------------------------------------------------------------------------------------------------------------------------
Michael K. Lawlor, Senior      2000       $83,200      $45,500     $43,000 (3)          --                    20,000
Vice President, Sales and
Marketing
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock issued to the executive officers during the fiscal year valued at $2.00 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes a $5,500 sales commission.

(2) Represents shares of common stock to be issued to such executive officers if employed by USA on June 30, 2002. The shares have been valued at $2.00 per share, the closing bid price on the date of grant.

(3)   Represents cash payment by USA of relocation expenses.

         The following table sets forth information regarding stock options granted to certain executive officers during the fiscal year 2000:

             OPTION GRANTS DURING FISCAL YEAR ENDED JUNE 30, 2000

Name                Number of    Percent of    Exercise   Expiration
                    Securities   Total Options Price      Date
                    Underlying   Granted to    Per
                    Options      Employees in  Share
                    Granted      Fiscal Year
--------------------------------------------------------------------------------
Stephen P. Herbert    45,000       37.5%       $2.00       November 23, 2004
--------------------------------------------------------------------------------
Leland P. Maxwell     15,000       12.5%       $2.00       November 23, 2004
--------------------------------------------------------------------------------
H. Brock Kolls        30,000       25.0%       $2.00       November 23, 2004
--------------------------------------------------------------------------------
Michael K. Lawlor     20,000       16.7%       $2.00       August 5, 2004
--------------------------------------------------------------------------------

Executive Employment Agreements

         We have entered into an employment agreement with Mr. Jensen which expires June 30, 2002. The agreement is automatically renewed from year to year unless canceled by Mr. Jensen or USA. The agreement provides for an annual base salary of $135,000 effective March 1, 2000. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The agreement requires Mr. Jensen to devote his full-time attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter. The agreement provides that if Mr. Jensen is employed by USA on June 30, 2002, we will issue to him 40,000 shares of common stock.

         The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of common stock as shall when issued to him equal eight percent of all the then issued and outstanding shares of common stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for such shares. At the time of any USA Transaction, all of the shares of common stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of common stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of USA by any person, entity or group, or
(ii) the approval by the shareholders of USA of a reorganization, merger, consolidation, liquidation, or dissolution of USA, or the sale, transfer, lease or other disposition of all or substantially all of the assets of USA.

         The Rights are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen's employment with USA for any reason whatsoever. If a USA Transaction shall occur at a time when there is not a sufficient number of authorized but unissued shares of common stock, then we shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of common stock. In the alternative, we may structure the USA Transactions so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of common stock.

         On January 21, 1999, Mr. Jensen purchased ten (10) units of the private debt placement offering for $100,000. In full payment for such Units, Mr. Jensen has agreed to forego any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period of time as may be required based upon his monthly net base salary after all applicable withholding taxes and other deductions. At June 30, 2000, $12,199 was outstanding. The $12,199 was received in full during fiscal year 2001.

         We have entered into an employment agreement with Mr. Herbert which expires on April 30, 2002. The agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or USA. The agreement provides for an annual base salary of $125,000 per year effective March 1, 2000. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of USA and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter. The agreement provides that if Mr. Herbert is employed by USA on June 30, 2002, we will issue to him 40,000 shares of common stock.

         Mr. Kolls has entered into an employment agreement with USA which expires on April 30, 2002, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or USA. The agreement provides for an annual base salary of $120,000 per year effective March 1, 2000. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of his agreement and for a period of one year thereafter. The agreement provides that if Mr. Kolls is employed by USA on June 30, 2002, we will issue to him 40,000 shares of common stock.

         Mr. Maxwell has entered into an employment agreement with USA which expires on June 30, 2001, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or USA. The agreement provides for an annual base salary of $108,000 per year effective March 1, 2000. Mr. Maxwell is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter.

         Mr. Lawlor has entered into an employment agreement with USA which expires on June 30, 2001, and is automatically renewed from year to year thereafter unless cancelled by Mr. Lawlor or USA. The agreement provides for an annual base salary of $100,000 per year effective March 1, 2000. Mr. Lawlor is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The agreement requires Mr. Lawlor to devote his full time and attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter.



Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors or any Committee thereof.

         In July 1993, we issued to each of Messrs. Sellers and Van Alen fully vested options to purchase 10,000 shares of common stock at an exercise price of $2.50 per share. In July 1999, the expiration date of these options was extended from June 30, 2000 to June 30, 2001. In February 2001, the expiration date was further extended until June 30, 2003. In April 1998, the exercise price was reduced from $2.50 to $1.50.

         In March 1995, we issued to Mr. Smith fully vested options to purchase 10,000 shares of common stock, to Mr. Sellers fully vested options to purchase 5,500 shares of common stock, and to Mr. Van Alen fully vested options to purchase 2,500 shares of common stock. The exercise price of these options was $2.50 per share. In July 1999, the expiration date of these options was extended from February 29, 2000 to June 30, 2001. In February 2001, the expiration date was further extended until June 30, 2003. In April 1998, the exercise price of these options was reduced from $2.50 to $1.50.

         During June and July 1999, we granted fully vested options to purchase up to 10,000 shares of common stock to each of the seven Directors who were not executive officers of USA. Each option is exercisable at $2.00 per share at any time for five years following the vesting thereof.

         During February 2001, the Company granted 50,000 options to each of six Directors who were not executive officers of the Company. Each option is exercisable at $1.00 per share at any time for five years following the vesting thereof. The options vest over a sixteen month period.

         All of the common stock underlying the above options was registered by USA under the Act, for resale by the holder thereof. The registration was at our cost and expense.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by us in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the common stock issuable upon the exercise of the options. In connection with the April 1998 repricing of stock options, the exercise prices of all these fully vested options were below the fair market value on the date of repricing, therefore, we recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.

Executive Stock Options

         In June 1999, we granted an aggregate of 450,000 options to the executive officers as follows: Mr. Jensen - 180,000 options; Mr. Herbert -110,000; Mr. Kolls - 100,000 options; Mr. Maxwell - 40,000 options; and Mr. Lawlor - 20,000 options. All of Mr. Jensen's options became vested immediately. All of the other executive officers' options would vest as follows: one-third immediately; one-third on June 17, 2000, and one-third on June 17, 2001. Each option is exercisable at $2.00 per share at any time for five years following vesting thereof.

         In August 1999, we issued to Michael Lawlor fully vested options to acquire up to 20,000 shares of common stock at $2.00 per share. The options are exercisable at any time within five years following issuance.

         In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows:
Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share at any time within five years following issuance.

         In October 2000, we granted to Mr. Jensen fully vested options to purchase up to 200,000 shares of common stock at $1.50 per share. The options are exercisable at any time within two years following issuance. In February 2001, we extended the expiration date of these options until June 30, 2003.

         In April 2001, the Company issued shares of Common Stock to its executive officers, as a bonus, as follows: George R. Jensen, Jr. - 125,000 shares; Stephen P. Herbert - 120,000 shares; H. Brock Kolls, Jr. - 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares.

         In April 2001, the Company issued the following options to its executive officers: George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert
- 80,000 options; H. Brock Kolls, Jr. - 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share. The options vest as follows: one-third in October 2001; one-third in July 2002; and the balance in April 2003.

         In February 2001, the Company extended the expiration dates of various options held by Stephen P. Herbert to purchase up to 40,000 shares until June 30, 2003. These options had original expiration dates ranging from August 2001 through June 2003. In February 2001, the Company extended the expiration dates of various options held by H. Brock Kolls to purchase up to 40,000 shares until June 30, 2003. These options had original expiration dates ranging from June 2001 through June 2003. In February 2001, the Company extended the expiration dates of various options held by Michael Lawlor to purchase up to 3,750 shares until June 30, 2003. These options had original expiration dates ranging from October 2002 through April 2003.

         All of the above common stock as well as the common stock underlying the options held by the executive officers was registered by USA under the Act for resale by the holder thereof. The registration was at our cost and expense.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. The exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the common stock issuable upon the exercise of the options.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.


                             PRINCIPAL SHAREHOLDERS

Common Stock

         The following table sets forth, as of April 30, 2001, the beneficial ownership of the common stock of each of our directors and executive officers, the beneficial ownership of the common stock by our directors and executive officers as a group, and the beneficial ownership of the common stock by each person who is known by USA to be the beneficial owner of more than five percent of the common stock. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                         Number of Shares
       Name and Address                  of Common Stock           Percent
       of Beneficial Owner               Beneficially Owned(1)    of Class(2)
       -------------------               ---------------------     --------


George R. Jensen, Jr.                     755,000 shares(3)          2.05%
16 Marlborough Road
Newtown Square, Pennsylvania 19073

Stephen P. Herbert                        379,050 shares(4)          1.03%
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                    328,850 shares(5)            *
1573 Potter Drive
Pottstown, PA  19464

Leland P. Maxwell                         137,050 shares(6)            *
401 Dartmouth Road
Bryn Mawr, Pennsylvania 19010

Michael K. Lawlor                          99,550 shares(7)            *
131 Lisa Drive
Paoli, PA 19301

Edwin R. Boynton                          160,500 shares(8)            *
104 Leighton Drive
Bryn Mawr, Pennsylvania 19010

Steven Katz                                30,000 shares(9)            *
20 Rebel Run Drive
East Brunswick, New Jersey 08816

Douglas M. Lurio                          101,213 shares(10)           *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                        504,075 shares(11)         1.37%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                      70,000 shares(12)           *
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                   72,500 shares(13)           *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028

Marconi Online Systems, Inc.            6,000,000 shares(14)        16.32%
120 Interstate North Parkway, Suite 118
Atlanta, GA 30339

All Directors and Executive Officers
As a Group (11 persons)                 2,637,788 shares(15)         7.18%

---------
*Less than one percent (1%)

--------------
* Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of common stock issuable upon conversion of the series A preferred stock, or shares of common stock issuable upon exercise of warrants or options currently exercisable, or exercisable within 60 days of April 30, 2001, are deemed to be beneficially owned for purposes hereof.

(2) On April 30, 2001 there were 17,616,460 shares of common stock and 555,379 shares of series A preferred stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of series A preferred stock have been converted into 555,379 shares of common stock, all accrued and unpaid dividends on the seres A preferred stock have been converted into 457,165 shares of common stock, all options which are vested as of April 30, 2001 (or within 60-days of April 30, 2001) have been converted into 7,389,767 shares of common stock, all outstanding purchase rights and warrants have been exercised for 5,446,718 shares of common stock, and all outstanding senior notes have been converted into 5,295,200 shares of common stock. Therefore, for purposes of computing the percentages under this table, there are 36,760,689 shares of common stock issued and outstanding.

(3) Includes 380,000 shares of common stock issuable upon the exercise of options, 160,000 shares issuable upon conversion of senior notes, and 10,000 shares beneficially owned by his spouse. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive eight percent (8%) of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements".

(4) Includes 210,000 shares of common stock issuable to Mr. Herbert upon the exercise of options and 2,000 shares beneficially owned by his child.

(5) Includes 170,000 shares of common stock issuable to Mr. Kolls upon the exercise of options, 18,000 shares of common stock owned by his spouse, and 24,000 shares issuable to his spouse upon conversion of her senior note.

(6) Includes 70,000 shares of common stock issuable to Mr. Maxwell upon the exercise of options.

(7) Includes 50,000 shares of common stock issuable to Mr. Lawlor upon exercise of options.

(8) Includes 5,500 shares of common stock issuable upon conversion of 5,500 shares of series A preferred stock, 16,000 shares issuable upon conversion of senior note, and 30,000 shares of common stock issuable upon exercise of options. Does not include any shares of common stock issuable upon conversion of any accrued and unpaid dividends on the series A preferred stock.

(9)   Includes 30,000 shares of common stock issuable upon exercise of options.

(10) Includes 42,213 shares of common stock held jointly with Mr. Lurio's spouse, 30,000 shares of common stock issuable upon exercise of options, 24,000 shares issuable upon conversion of his senior note, and 5,000 shares issuable upon exercise of 1999-B warrants.

(11) Includes 21,245 shares of common stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,651 shares of common stock owned by Sellers Process Equipment Company of which he is a Director, and 9,929 shares of common stock owned by Mr. Seller's spouse. Includes 45,500 shares of common stock issuable upon exercise of options, 40,000 shares issuable upon conversion of his senior note, and 16,000 shares issuable upon conversion of senior note of Sellers Pension Plan.

(12) Includes 12,000 shares of common stock issuable upon conversion of the 12,000 shares of series A preferred stock beneficially owned by Mr. Smith. Includes 40,000 shares of common stock issuable upon exercise of options and 8,000 shares of common stock issuable upon conversion of the 1996 warrants held by trusts for the benefit of Mr. Smith's children of which he is a trustee. Does not include any shares of common stock issuable upon conversion of any accrued and unpaid dividends on the series A preferred stock.

(13) Includes 42,500 shares of common stock issuable to Mr. Van Alen upon exercise of options and 10,000 shares issuable upon conversion of 1999-B warrants.

(14) Pursuant to the Alliance Agreement entered into between Marconi and USA on April 20, 2001, Marconi has the option to purchase up to 3,000,000 shares of common stock at $1.00 per share at any time through June 5, 2001, and the option to purchase up to 3,000,000 additional shares of common stock at $1.25 per share at any time through September 5, 2001.

(15)  Includes all shares of common stock described in footnotes (2) through
      (13) above.

Preferred Stock

         The following table sets forth, as of April 30, 2001 the beneficial ownership of the series A preferred stock by our directors and executive officers, both individiually and as a group. We are not aware of any beneficial owner of more than five percent of the series A preferred stock. Except as otherwise indicated, we believe that the beneficial owners of the series A preferred stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of Shares
Name and Address of                   of Preferred Stock          Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         ---------
Edwin R. Boynton
104 Leighton Avenue
Bryn Mawr, Pennsylvania 19010               5,500                     *

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010              12,000(2)                2.2%

All Directors and
Executive Officers
As a Group (11 persons)                    17,500                   3.1%

--------------
*Less than one percent (1%)

(1) There were 555,379 shares of series A preferred stock issued and outstanding as of April 30, 2001.

(2) Includes 2,000 shares of series A preferred stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

                              CERTAIN TRANSACTIONS

         On January 21, 1999, Mr. Jensen purchased ten units pursuant to the our private placement offering of senior notes for $100,000. In full payment, Mr. Jensen has agreed to forgo any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period as required. At June 30, 2000, $12,199 was outstanding. During fiscal year 2001, the $12,199 has been received by us.

         In June and July 1999, we issued options to purchase an aggregate of 470,000 shares of common stock to our executive officers and an aggregate of 70,000 shares of common stock to our directors who were not executive officers. Each option is exercisable at $2.00 per share of common stock. See "Management - Director Compensation and Stock Options" and "Executive Stock Options".

         In July 1999, we extended the expiration dates until June 30, 2001 of the options to acquire common stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; Henry duPont Smith - 10,000 options; William Sellers - 15,500 options; Peter Kapourelos - 17,000 otions; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001.

         During the fiscal years ended June 30, 1999, June 30, 2000 and for the nine months ended March 31, 2001, we paid Lurio & Associates, P.C., of which Mr. Lurio is President, professional fees of approximately $155,000, $196,000 and $166,000, respectively, for legal services rendered to us by the law firm.

         In August 1999, we issued to Stephen P. Herbert, President of USA, an aggregate of 25,000 shares of common stock. Such common stock was issued in exchange for services rendered or to be rendered to USA by Mr. Herbert. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In August 1999, we agreed to issue to Leland P. Maxwell, Chief Financial Officer of USA, an aggregate of 10,500 shares of common stock. The common stock was issued in exchange for services rendered or to be rendered to USA by Mr. Maxwell. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In August 1999, we issued to Michael Lawlor, Vice President of USA, an aggregate of up to 25,000 shares of common stock. Such common stock was issued in exchange for services rendered and to be rendered to USA by Mr. Lawlor. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In August 1999, we also issued to Mr. Lawlor fully vested options to acquire up to 20,000 shares of common stock at $2.00 per share. The options are exercisable at any time within five years following issuance. We have registered under the Act the common stock underlying the options for resale by Mr. Lawlor.

         In August 1999, we issued to Joseph Donahue, a former Vice President, an aggregate of 15,000 shares of common stock. Such common stock will be issued in exchange for services to be rendered to USA by Mr. Donahue. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have agreed to register these shares under the Act.

         In August 1999, we issued to each of Stephen Herbert, President, Leland Maxwell, Chief Financial Officer, and Haven Brock Kolls, Vice President Research and Development, 2,000 shares of common stock. Such common stock was issued in exchange for services rendered or to be rendered to USA. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows:
Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercised at $2.00 per share of common stock at any time within five years following issuance. We have agreed to register the common stock underlying these options for resale under the Act.

         During February 2000, we issued an aggregate of 87,500 shares of common stock to five executive officers: George Jensen - 25,000 shares; Stephen Herbert
- 20,000 shares; Haven Brock Kolls - 20,000 shares; Leland Maxwell - 12,500 shares; and Michael Lawlor - 10,000 shares. Such shares were issued as a bonus for services rendered and to be rendered for the calendar year 2000. The shares were valued at $2.00 per share, the closing bid price on the date of issuance. We have registered these shares under the Act.

         In February 2000, in connection with his relocation to the Philadelphia, Pennsylvania area, we agreed to pay the costs of relocation for Michael Lawlor, Vice President of USA. As of June 30, 2000, a total of approximately $43,000 has been paid for this purpose.

         In October 2000, we issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of common stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, we extended the expiration date of these options until June 30, 2003.

         In February 2001, we extended the expiration dates of various options held by Stephen P. Herbert to purchase up to 40,000 shares until June 30, 2003. These options had original expiration dates ranging from August 2001 through June 2003. In February 2001, we extended the expiration dates of various options held by H. Brock Kolls, Jr. to purchase up to 40,000 shares until June 30, 2003. These options had original expiration dates ranging from June 2001 through June 2003. In February 2001, the we extended the expiration dates of various options held by Michael Lawlor to purchase up to 3,750 shares until June 30, 2003. These options had original expiration dates ranging from October 2002 through April 2003.

         In February 2001, we granted 50,000 options to each of the six Directors who were not executive officers of USA. Each option is exercisable at $1.00 per share at any time for five years following the vesting thereof. The options vest over a sixteen month period.

         In April 2001, we issued shares of common stock to our executive officers as a bonus, as follows: George R. Jensen, Jr.-125,000 shares; Stephen
P. Herbert-120,000 shares; H. Brock Kolls, Jr.- 87,000 shares; Leland P. Maxwell- 39,500 shares; and Michael Lawlor- 34,500 shares.

         In April 2001, we issued the following options to our executive officers: George R. Jensen, Jr.-100,000 options; Stephen P. Herbert-80,000 options; H. Brock Kolls, Jr.- 80,000 options; Leland P. Maxwell- 50,000 options; and Michael Lawlor- 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share. The options vest as follows: one-third in October 2001; one-third in July 2002; and the balance in April 2003.


                              SELLING SHAREHOLDERS

         Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder's name. All of these securities were issued by USA to the selling shareholders pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws. The issuance of the common stock to the selling shareholders as well as the issuance of common stock to the selling shareholders upon conversion of the principal amount of the senior notes or upon the exercise of the interest payment purchase rights of the senior notes was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.

         We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $30,000 in connection with the registration statement of which this prospectus is a part.

         The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering.

         The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.


                                                 MARCONI WARRANTS


                                                     Common Stock Offered         Beneficial Ownership
Selling Shareholder                                          Hereby                   After Offering
-------------------                                          ------                   --------------

                                                                                  Number          Percent
                                                                                  ------          -------
Marconi Online Systems, Inc.  (1)                          6,000,000                 0               *

--------------

* Less than one percent (1%)

(1)      Marconi entered into an Alliance Agreement with USA on April 20, 2001.




                                                   AMS WARRANTS



                                                     Common Stock Offered          Beneficial Ownership
Selling Shareholder                                          Hereby                   After Offering
-------------------                                          ------                   --------------
                                                                                  Number          Percent
                                                                                  ------          -------
Automated Merchandising Systems, Inc. (1)                   1,000,000                0               *

--------------

* Less than one percent (1%)

(1)       AMS and USA entered into an OEM Agreement in March 2001.




                                             INVESTOR RELATIONS GROUP



                                                     Common Stock Offered         Beneficial Ownership
Selling Shareholder                                          Hereby                   After Offering
-------------------                                          ------                   --------------

                                                                                  Number          Percent
                                                                                  ------          -------
Investor Relations Group  (1)                                75,000                 0                *

--------------

* Less than one percent (1%)

(1) The Investor Relations Group is our financial and public relations consultant.

                          EXECUTIVE AND DIRECTOR STOCK

                                                     Common Stock Offered          Beneficial Ownership
Selling Shareholder                                          Hereby                   After Offering
-------------------                                          ------                   --------------

                                                                                  Number          Percent
                                                                                  ------          -------
George R. Jensen, Jr. (1)                                    225,000              630,000          1.63%

Stephen P. Herbert (2)                                       200,000              259,050            *

H. Brock Kolls, Jr. (2)                                      167,000              241,850            *

Leland P. Maxwell  (3)                                        89,500               97,550            *

Michael Lawlor  (3)                                           84,500               65,050            *

William W. Sellers (4)                                        50,000              484,075          1.32%

William L. Van Alen, Jr. (4)                                  50,000               52,500            *

Henry B. duPont Smith (4)                                     50,000               50,000            *

Steven Katz (4)                                               50,000               10,000            *

Douglas M. Lurio (4)                                          50,000               81,213            *

Edwin R. Boynton (4)                                          50,000              140,500            *
                                                           ---------
         TOTAL                                             1,066,000
                                                           =========

--------------
* Less than one percent (1%)

(1)      Includes 100,000 shares underlying options.
(2)      Includes 80,000 shares underlying options.
(3)      Includes 50,000 shares underlying options.
(4)      Represents shares underlying options.

                              EMPLOYEE COMMON STOCK


                                                     Common Stock Offered          Beneficial Ownership
Selling Shareholder (1)                                      Hereby                   After Offering
-------------------                                          ------                   --------------

                                                                                  Number          Percent
                                                                                  ------          -------
Kirsten Bazuro                                                2,500                3,674             *

Paul Broderick                                                2,500                5,000             *

David DeMedio                                                 5,000               25,974             *

Robert Hamilton                                               2,500               67,494             *

Tileen Jackson                                                2,500                1,777             *

Cecil Ledesma                                                 7,500                2,000             *

Stephen Luce                                                  5,000                5,260             *

Patrick O'Malley                                              7,500                    0             *

Alex Orlik                                                    5,000                9,884             *

Barry Patrizzi                                                2,500                    0             *

Margle Rifenbark                                              2,500                  100             *

Stephen Scheiderman                                           2,500                   50             *

Thomas Shannon                                                5,000               14,440             *

Amy Seymour                                                   5,000                5,500             *

Thomas Smith                                                  2,500                5,500             *

Vivian Stroud                                                 5,000               15,627             *

Mary Tobin                                                    2,500                   50             *

Michael Todd                                                  2,500                  100             *

Frank Wolfe                                                   2,500                2,310             *

David Wright                                                  2,500                    0             *
                                                            -------
         TOTAL                                               75,000
                                                            =======

--------------
 *  Less than one percent (1%)

(1) All the selling shareholders are employees of the Company on the date hereof.


                                        12% CONVERTIBLE SENIOR NOTES (2000)


                                                       Common Stock Offered        Beneficial Ownership
Selling Shareholder                                           Hereby (1)              After Offering
-------------------                                           ------                  --------------

                                                                                  Number          Percent
                                                                                  ------          -------
ANNA KATE ADAMSON                                               2,720
BROOKE ANN  ADAMSON                                             2,720
JOSIAH DAVID ADAMSON                                            2,720
MICAH PAUL ADAMSON                                              2,720
PETER JOHN ADAMSON                                              2,720
ROBERT M. AGANS                                                95,200
AHP HOLDINGS L.P.                                              68,000
ALAN ALPERT                                                    10,200
WAYNE A. ANDERSON                                              27,200
CHARLES W. APPLE AND  KATHARINE K. APPLE                       27,200
THOMAS APPLE                                                   13,600
BARRY C. ARNDT                                                  6,800
TRINITY ASSOCIATES                                            136,000
JOHN P. AYERS                                                  13,600
JOHN BACHICH                                                   68,000
MICHAEL J. BACHICH                                            272,000            500,000          1.36%
CHARLES M. BARCLAY AND NANCY P. BARCLAY                        54,400
ROBERT E. BECK                                                  2,720
MARION DOUGLAS BELIN AND
    TEDDIE EARLINE BELIN, JTWROS                               40,800
NANCY A. BESCH AND EARL D. BESCH                               13,600
BENJAMIN LEE BIRD                                              13,600
RICHARD L. AND MARY J. BIRTZ, TRUSTEES
  OF BIRTZ REVOCABLE LIVING TRUST
  DATED AUGUST 15, 1994                                        27,200
ALEXANDRA O. BJORKLUND, TRUSTEE
  U/A DATED 11-14-88                                           27,200
LOUISE D. BODINE                                               27,200
JOSEPH J. BOLITSKY                                             54,400
CHARLES L. BOLLING                                             13,600
GARY R. BOURASSA                                                6,800
EDWIN R. BOYNTON (2)                                           27,200            140,500            *
JAMES R. BOYNTON PENSION PLAN                                  40,800
GORDON L. BRODINE                                              27,200
CAROLINDA P. BROOKS                                            27,200
WILLIAM P. BURKS, M.D.                                         40,800
SUSAN L. BUTLER                                                20,400
SMEDLEY D. BUTLER, ESTATE                                      27,200
JOANNE C. CALVARESE AND VINCENT J. CALVARESE                   13,600
VINCENT J. CALVARESE                                           13,600
WILLIAM A. CAMPBELL                                             6,800
RALPH A. CARABASI, M.D.                                         6,800
AUGUST B. CASTLE, JR.                                          27,200
MICHAEL G. CHIECO                                              34,000
BARBARA CHIMICLES                                              13,600
JUDY CIESIELSKI                                                40,800
GORDON S. AND MARY LOU C. CLAUSEN                              27,200
DIANE CLOUTIER                                                 81,600
MARC A. COHEN                                                  54,400
HELENA CRECRAFT                                                13,600
WILLIAM R. CROTHERS                                             6,800
J. DAVID CUNNINGHAM, M.D.                                      13,600
CLIFTON B. CURRIN TRUST                                        40,800
A. KENNETH CURTIS AND WILLIAM K. CURTIS                        27,200




WILLIAM K. CURTIS AND LINDA S. CURTIS                          54,400
DAVID S. D'ANGELO                                              27,200
DAVID E.  MCCAULEY JR. AND SUE A. MCCAULEY,
  TRUSTEES, DAVE AND SUE MCCAULEY LIVING TRUST                 40,800
BENJAMIN H. DEACON                                              6,800
RICHARD J. DELLARUSSO                                          13,600
SHERI-LYNN DEMARIS                                             68,000
DAVID M. DEMEDIO (3)                                            6,800             25,974            *
LOUIS DI RENZO AND ROSE DI RENZO                                6,800
LEO J. DOLAN                                                   27,200
MITCHELL DRESSLER                                              13,600
JUSTIN G. DURYEA                                               10,200
HEALD FAMILY TRUST                                             27,200
HENRY J. FIELDMAN (4)                                          40,800            195,167            *
FIELDMAN, HAY & ULLMAN, L.L.P. (4)                            408,000                  0            *
JOHN S. FOSTER                                                 54,400
MARGARET R. GEDDIS                                              3,400
ROBERT G. GIDDENS                                              81,600
LEGG MASON CUST. FBO DENNIS L. GILBERT IRA                     13,600
CHARLOTTE GIVEN                                                54,400
HARRIET GLICKSTEIN AND CARY E. GLICKSTEIN                      27,200
WILLIAM M. GOLDSTEIN                                           40,800
GREGORY R. GOMES                                               68,000
MIKLOS GOTTLIEB                                                13,600
HAROLD N. GRAY                                                 54,400
JOHN R. GREEN                                                  27,200
ROBERT GUERIERA, JR.                                           27,200
JOHN E. HAMILTON                                                4,080
ROBERT A. HAMILTON (5)                                          9,520             62,994            *
NANCY H. HANSEN                                                40,800
CONG. SHEARITH HAPLETA                                        408,000
PETER A. HARRIS AND DEBORAH L. HARRIS                           6,800
IRA FBO BETTY A. HARRIS DLJSC                                  13,600
IRA FBO KENNETH R. HARRIS DLJSC                                13,600
KENNETH R. HARRIS AND  BETTY A. HARRIS, JTWROS                 27,200
R. JOHNSTONE HARRITY                                           13,600
VIRGINIA W. HARRITY                                             6,800
WILLIAM F. HARRITY, JR.                                        68,000
BARBARA D. HAUPTFUHRER                                         34,000
ROBERT P. HAUPTFUHRER FAMILY PARTNERSHIP                       13,600
JOHN HAY (4)                                                   40,800            175,167            *
MAUREEN E. HENDRON, M.D.                                       68,000
ADELE H. HEPBURN (6)                                          496,400            491,355           1.34%
AUSTIN B. HEPBURN (6)                                          24,480            491,355           1.34%
JOYCE HODGES                                                    6,800
JAMES M. HOLMWOOD                                              27,200
DAVID R. MOLUMPHY, PARTNER, HRUBALA
ASSOCIATES,  A PARTNERSHIP                                     13,600
DAVID W. HUBBERT                                               20,400
GORDON F. HUDSON                                               13,600
WILBUR E. HUDSON                                                6,800
CHRISTINE F. HUGHES                                             3,400
MICHAEL HYMAN                                                  13,600
STEVE ILLES                                                   272,000            775,000           2.11%
ROBERT B. JACOBY                                               13,600
JULIE JENSEN (13)                                              13,600            545,000           1.48%
GEORGE R. JENSEN,  JR. (7)                                    136,000            545,000           1.48%
GEORGE R. JENSEN JR.
   AND RON RAYMOND JENSEN (7)                                 136,000            545,000           1.48%
WILLIAM ROBERT JOHNSTON                                         6,800
ROBERT F. JONES AND  DEBORAH L. JONES                          54,400


GLORIA S. KARN AND FRED S. KARN                                 1,360
MAUDE WOOD KENT AND THOMAS D. KENT                             13,600
MAUDE WOOD KENT                                                13,600
KATHLEEN COUGHLIN KILGORE                                      13,600
ROBERT A. KILGORE                                              68,000
GEORGE H. KILMARX AND JUNE KILMARX                             68,000
ANTHONY Y.K. KIM                                               68,000
HARRIETTE D. KLANN                                             13,600
SHIRLEY K. KNERR                                               14,960
CHRISTINE C. KOLLS (8)                                         40,800            298,850            *
PHILLIP S. KROMBOLZ                                            27,200
ROCHELLE L. KROMBOLZ AND PHILLIP S. KROMBOLZ                   27,200
NANCY KROOK                                                    95,200
JEFFREY R. LAND                                                13,600
PAUL G. LANNI                                                  13,600
SHERRILL F. LEBOUTILLIER                                      122,400
JOHN N. LEE TRUST W/D/T 10/5/92                                40,800
JENNIFER BEIRNES LEENE                                         13,600
AARON LEHMANN                                                  13,600
SHELLEY LEROUX                                                 27,200
E.H. ROGERS, JR., FAMILY LIMITED PARTNERSHIP                   27,200
PATRICK LOPEZ                                                  13,600
DOUGLAS M. LURIO AND
    MARGARET SHERRY LURIO, JTWROS (9)                          40,800             71,213            *
JAMES P. MACCAIN                                               20,400
DONALD MACKENZIE                                               27,200
ALBERT P. MALISCHEWSKI AND MARY E. MALISCHEWSKI                13,600
SALVATORE MARINO                                               13,600
IRWIN H. MARKOWITZ D.D.S. RETIREMENT FUND                      68,000
KATHLEEN J. MASON                                              13,600
CHARLES A. MAYER                                               13,600
DUANE C. MCCARTHY                                               1,360
G. ELLARD MCCARTHY AND JOAN R. BENNETT                          6,800
ROBERT F. MCCARTNEY AND LILY L. MCCARTNEY                      13,600
PETER J. MCGUIRE                                               68,000
JAMES F. MERRIMAN                                              20,400
MILLENNIUM TRUST CO., L.L.C.,
CUST. F/B/O FRED KARAGOSIAN                                    13,600
HARLEY MILLER AND  BROOKE. MILLER                              17,680
WANDA S. MOFFITT REVOCABLE TRUST DATED 9/25/97                 13,600
THOMAS J. MOLUMPHY                                              6,800
ROBERT H. MONTGOMERY                                           27,200
MILTON K. AND LOIS T. MORGAN, JR.                              13,600
MAC G. MORRIS                                                   6,800
RICHARD F. MURPHY                                              27,200
ELIZABETH L. NELSON                                            13,600
JOHN BRADLEY NIX AND CAROL C. NIX                               4,080
GEORGE O'CONNELL                                              204,000
ALEX ORLIK                                                      5,440
ROBERT G. PADRICK AND KELLIE NICOLE PADRICK                    13,600
ROBERT G. PADRICK TRUSTEE FOR
ROBERT G. PADRICK P/S/P AND TRUST                              27,200
PETER B. PAKRADOONI                                            27,200
RICHARD PARKER                                                 13,600
MATTIE A. PERRY AND WILLIAM R. PERRY                           51,000
ROY T. PIRHALA                                                 40,800
JOHN W. PONTON, JR.                                            13,600
J. STEVE POWELL                                                 4,080
MOLUMPHY CAPITAL MGMT PROFIT SHARING                           13,600
ERNEST L. RANSOME, III                                          6,800
WILLIAM RECKTENWALD                                            13,600
HARRY RENNER, IV                                               54,400


ROBERT REYBOK AND JOAN REYBOK                                  13,600
NOMA ANN ROBERTS                                               34,000
DOYLE ROGERS                                                   13,600
GARDINER ROGERS                                                10,880
LEE R. ROPER AND LISA ANN ROPER                                27,200
MARIE G. ROPER                                                  6,800
GEORGE PARKE ROUSE, III                                        13,600
PETER S. RUBEN                                                 27,200
KARL F. RUGART                                                 27,200
FRANK S. RUPP                                                  13,600
JOHN S. RUPP                                                   40,800
VALENTINA SAS                                                   2,720
EDWARD L. SCHOENHUT                                            27,200
WILLIAM F. SCHOENHUT, III                                      13,600
WILLIAM F. SCHOENHUT, JR.                                      13,600
RICHARD SCHONWALD                                             176,800
LEGG MASON F.B.O RICHARD SCHONWALD IRA                         20,400
THOMAS A. SELDERS AND KRISTIN M. SELDERS                        6,800
NICHOLAS SELLERS                                               13,600
WILLIAM W. SELLERS (10)                                        68,000            434,075           1.18%
SELLERS PENSION PLAN DTD 8/9/65 (10)                           27,200            434,075           1.18%
SCOTT SELTZER                                                   6,800
CELIA E. SHEVLIN                                                2,720
LEONARD H. SICHEL, JR.                                         13,600
LESLIE SINGER AND ETHEL SINGER                                 13,600
ELINOR M. STEINHILBER                                          13,600
CPT. ERIC W. STETSON                                            6,800
SCOTT  W. STETSON                                               1,360
SOLVEIG W. STETSON                                             13,600
JOHN B. STETSON, IV                                            27,200
HOMER N. STEWART                                               13,600
PRISCILLA STITT                                                27,200
EDWARD B. STOKES                                               27,200
VIVIAN K. STROUD (11)                                           6,800             15,627            *
CLARK D. STULL AND CAROLYN S. STULL                            27,200
TERRY L. SWANTON AND MOLLY B. SWANTON                          27,200
STEPHEN S. TURESKY                                              6,800
ANTHONY B. ULLMAN (4)                                          40,800            175,167            *
JOHN H. VESPER, JR.                                             6,800
IRA FOR ROBERT E. WAGNER                                       27,200
BORJE WAHLSTROM                                                13,600
JEAN STEEL WAHLSTROM                                           13,600
HENRY W. WESSELLS, III                                          3,400
ARTHUR L. WHEELER                                             176,800
J. EDWARD WILLARD                                              68,000
JOHN D. WRIGHT                                                  6,800
WILLIAM M. WRIGHT                                              13,600
SAMUEL D. WYMAN, JR.                                           13,600
JONI CARLEY YAMAGUCHI                                          13,600
FRANCES YOUNG (12)                                            843,200            361,000            *
DONALD J. ZELENKA                                             136,000
RUTH ZWEIGBAAUM                                                 6,800
                                                            ---------

         TOTAL                                              8,831,840
                                                            =========

-------------------
* Less than one percent (1%)

(1)      The amount listed for each selling shareholder includes the following:
         (i) shares of common stock issued to each selling shareholder; (ii) shares of common stock to be issued if the entire principal amount of each selling shareholder's senior note is converted; and (iii) shares of common stock to be issued if all interest payment purchase rights are exercised. The total of 8,831,840 shares of common stock registered hereby is comprised of the following: (i) 1,298,800 shares of common stock issued to the selling shareholders; (ii) 5,195,200 shares of common stock to be issued if the entire principal amount of the senior notes is converted into common stock; and (iii) 2,337,840 shares of common stock to be issued if all interest payment purchase rights are exercised.
(2)      Mr. Boynton is a Director of USA.
(3)      Mr. DeMedio is an employee of USA.
(4) Messrs. Fieldman, Hay and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents USA in connection with pending litigation.
(5)      Mr. Hamilton is an employee of USA.
(6) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
(7) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of USA. Excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."
(8) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of USA.
(9) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(10)     Mr. Sellers is a Director of USA.
(11)     Ms. Stroud is an employee of USA.
(12)     Ms. Young is a former employee of USA.
(13) Ms. Jensen is the spouse of George R. Jensen, Jr., Chief Executive Officer and is the beneficial owner of his shares.


                                          2001-A RESTRICTED COMMON STOCK



                                                     Common Stock Offered          Beneficial Ownership
Selling Shareholder                                          Hereby                   After Offering
-------------------                                          ------                   --------------

                                                                                  Number          Percent
                                                                                  ------          -------
ROY STUART STEELEY TRUST(1)                                  160,000                 0               *
JOHN KOUVAS                                                  100,000
MICHAEL G. PAPPAS                                             50,000
STEELEY FAMILY L.L.C.(1)                                      50,000                 0               *
KEOUGH PARTNERS, L.P.                                         25,000
B.F. LEWIS                                                    25,000
DAN MOSKOVITZ                                                 25,000
SHARON F. SHULL(1)                                            10,000                 0               *
STEPHEN P. GOLDMAN                                             5,000
                                                             -------

         TOTAL                                               450,000
                                                             =======



-------------------
* Less than one percent (1%)
(1) Roy Steeley and Sharon Shull are executives of AMS.

                             MARKET FOR COMMON STOCK

         The common stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

         The high and low bid prices on the OTC Electronic Bulletin Board for the common stock were as follows:

Fiscal
------

1999                                              High            Low
----                                              ----            ---

First Quarter (through September 30, 1998)        $ 3.10          $1.20
Second Quarter (through December 31, 1998)        $ 1.70          $ .80
Third Quarter (through March 31, 1999)            $ 3.20          $1.10
Fourth Quarter (through June 30, 1999)            $ 4.75          $1.20

2000
----

First Quarter (through September 30, 1999)        $ 2.94          $1.63
Second Quarter (through December 31, 1999)        $ 6.56          $1.63
Third Quarter (through March 31, 2000)            $ 4.50          $2.19
Fourth Quarter (through June 30, 2000)            $ 3.38          $1.31


2001
----

First Quarter (through September 30, 2000)        $ 1.72          $ .97
Second Quarter (through December 31, 2000)        $ 1.56          $ .81
Third Quarter (through March 31, 2001)            $ 1.72          $ .91

         Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         As of April 30, 2001, there were:

         o    61,000 shares issuable upon exercise of the 1995 warrants:
         o    56,200 shares issuable upon exercise of the 1996 warrants;
         o    4,000 shares issuable upon exercise of the 1996-B warrants;
         o    1,500 shares issuable upon exercise of the 1997 warrants;
         o 100,000 shares issuable upon the exercise of warrants issued to affiliates and/or consultants to GEMA in connection with the sale of convertible securities;
         o    2,500 shares issuable upon the exercise of the 1998-A warrants;
         o    5,000 shares issuable upon the exercise of the 1998-B warrants;

         o    4,000 shares issuable upon the exercise of the 1999-A warrants;
         o 200,400 shares issuable upon exercise of the warrants issued to consultants in connection with services rendered;
         o    1,279,550 shares issuable upon exercise of the 1999-B warrants;
         o    5,295,200 shares issuable upon conversion of the senior notes;
         o    1,389,767 shares issuable to the holders of management options;
         o    11,740 shares issuable to the holders of purchase rights;
         o    6,000,000 shares issuable to Marconi under its options;
         o    1,000,000 shares issuable to AMS under its warrant;
         o    1,580,828 shares issuable to Swartz under its option; and
         o    1,140,000 shares issuable to the holders of the 2000-B warrants.

         The common stock, if issued, will be freely tradeable under the Act.

         On March 31, 2001 there were 1,111 record holders of the common stock and 597 record holders of the preferred stock.

         The holders of the common stock are entitled to receive such dividends as the Board of Directors may declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on our securities. No dividend may be paid on the common stock until all accumulated and unpaid dividends on the preferred stock have been paid. As of March 31, 2001, such accumulated unpaid dividends amount to $4,588,150.

         As of March 31, 2001, there were 551,284 shares of common stock issuable upon conversion of the outstanding preferred stock and 4,588,150 shares issuable upon the conversion of cumulative preferred dividends, which when and if issued would be freely tradeable under the Act.

         From July 1, 2001 through March 31, 2001, certain holders of our preferred stock converted 15,160 shares into 15,160 shares of common stock. Certain of these shareholders also converted cumulative preferred dividends of $120,030 into 12,003 shares of common stock.

         From July 1, 2000 through March 31, 2001, certain holders of 2,072,600 of the Company's warrants exercised them at $1.00 per warrant, generating $2,072,600 in gross proceeds.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue up to 62,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 shares have been designated as series A convertible preferred stock, no par value, and 350,000 shares have been designated as series B equity participating preferred stock, no par value.

         As of April 30, 2001, there were 17,616,460 shares of common stock issued and outstanding and 555,379 shares of series A preferred stock issued and outstanding which are convertible into 555,379 shares of common stock. Through March 31, 2001, a total of 559,866 shares of preferred stock have been converted into 636,310 shares of common stock and $2,286,213 of accrued and unpaid dividends thereon have been converted into 258,698 shares of common stock.

         During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. As of March 31, 2001 we received gross cash proceeds of $895,000 on account of these subscriptions.

         On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement. Through March 31, 2001, Swartz has not purchased any of our common stock.

         On March 29, 2001, the Company granted to Automated Merchandising Systems, Inc. warrants to purchase up to 1,000,000 shares of Common Stock at $1.00 at any time through June 30, 2001. The warrants were issued pursuant to the exemption from registration set forth in Section 4(2) of the Act. The Company has registered all of the shares of Common Stock underlying the warrants for resale by the holder under the Act.

         During the 9 months ended March 31, 2001, the Company sold 649.4 units of its 12% Convertible Senior Note offering to accredited investors, resulting in the issuance of $6,494,000 principal amount of Convertible Senior Notes due December 31, 2003, and 1,298,800 shares of restricted Common Stock. The securities were issued pursuant to the exemption from registration set forth in
Section 4(2) of the Act. Of the units sold, 381.3 units were issued in exchange for $3,813,000 principal amount of the existing 1999 12% Senior Notes and 268.1 units were issued for cash, of which the Company has received and deposited as of the date hereof $1,208,500 resulting in subscriptions receivable of $1,472,500.

         During the quarter ended March 31, 2001, 45,046 shares of Common Stock were issued to certain 12% Senior Note Holders, in lieu of cash payment, for interest earned on the Notes. Such Note holders elected to receive Common Stock at the rate of one share per $1.00 of interest earned. As the shares were issued below the fair value of the Company's common stock on the date paid, the Company recorded a charge of $53,470 during the quarter. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Act.

         During the nine months ended March 31, 2001, 2,072,600 Common Stock purchase warrants were exercised at $1.00 per warrant, generating gross proceeds of $2,072,600. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 4(2) of the Act. All of such shares have been registered for resale by the holder thereof under the Act.

         During the nine months ended March 31, 2001, the Company issued 15,160 shares of Common Stock upon the conversion of 15,160 shares of Series A Preferred Stock and issued 12,003 shares of Common Stock upon the conversion of $120,030 of cumulative dividends accrued and unpaid on the aforesaid shares of Preferred Stock. Such shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Act.

         During the quarter ended March 31, 2001, the Company granted to each of the six Directors who were not executive officers, options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting. The options vest over a sixteen month period. The Company issued the options pursuant to the exemption from registration set forth in Section 4(2) of the Act. The Company has at its cost and expense registered the Common Stock underlying the options for resale by the holder thereof under the Act.

         During the quarter ended March 31, 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting. The Company issued the options pursuant to the exemption from registration set forth in Section 4(2) of the Act. The Company has agreed at its cost and expense to use its best efforts to register the Common Stock underlying the options for resale by the holder thereof under the Act.

Consultant Warrants

         We entered into a consulting agreement with Harmonic Research, Inc. pursuant to which we issued to Harmonic fully vested warrants to acquire up to 150,000 shares of common stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Harmonic pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued to Harmonic pursuant to such exemption. Pursuant to the consulting agreement, we retained Harmonic as a consultant for a three month period ending December 1, 1999, and agreed to pay Harmonic a fee of $5,000 per month. During February 2000, Harmonic exercised warrants for 34,000 shares at $2.50 per share. In April, 2000, we permanently reduced the exercise price of the remaining warrants to $1.00 per share.

         We have at our expense registered for resale under the Act all of the common stock underlying the consultant warrants.

Management Options

         As of March 31, 2001, we had issued to our Directors, employees and consultants options to acquire up to:

         o    20,000 shares of common stock at $5.00 per share;
         o    81,500 shares of common stock at $4.50 per share;
         o    110,000 shares of common stock at $2.50 per share;
         o    656,167 shares of common stock at $2.00 per share;
         o    317,100 shares of common stock at $1.50 per share;
         o    3,385,000 shares of common stock at $1.00 per share; and
         o    3,000,000 shares of common stock at $1.25 per share.

         We have also issued purchase rights to acquire up to 11,740 shares of common stock at $10.00 per share. The exercise price of these purchase options has been reduced to $1.00 from July 2000 through May 2001. In connection with the management options, we have, at our cost and expense, filed a registration statement under the Act covering the resale of all the common stock underlying the options.

Swartz Investment Agreement

         On September 15, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell our common stock for up to an aggregate of $20 million from time to time during a three-year period following the effective date of this registration statement. This is also referred to as a put right. Through March 31, 2001, Swartz has not purchased any of our common stock.

         In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz shall purchase shares during the put. The number of shares of common stock sold to Swartz in a put may not exceed the lesser of (i) 1,500,000 shares of our common stock, (ii) the maximum put amount set forth in our advance put notice, (iii) $2,000,000 worth of common stock, (iv) 15% of the aggregate daily reported trading volume of our common shares, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days after the date of our put notice, excluding any trading days in which the common stock trades below a minimum price, if any, that we specify in our put notice; (v) 15% of the aggregate daily reported trading volume of our common shares, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days before the put date, or (vi) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would not exceed 9.99% of our total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

         For each share of common stock, Swartz will pay us the lesser of the market price for each share, minus $0.075, or 91% of the market price for each share. However, Swartz may not pay us less than the designated minimum per share price, if any, that we indicate in our notice.

         Market price is defined as the lowest closing bid price for the common stock during the applicable pricing period which consists of twenty consecutive business days following the date notice of the put was provided to Swartz. However, the market price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

         On August 29, 2000 we issued and delivered to Swartz a warrant to purchase 1,200,000 shares of common stock. The warrants were originally exercisable at $1.00 per share and have a term of ten years. The exercise price of the warrant is subject to semi-annual reset provisions. As a result of these reset provisions, in April 2001 the exercise price of these warrants was reduced to $.91 per share. In April 2001 pursuant to our anti-dilution agreement with Swartz, we issued to Swartz additional warrants to purchase up to 377,927 shares of our stock for $1.00 at any time within 10 years.

         Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will initially be exercisable at the market price for the applicable put, and will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending ten years thereafter.

         During the term of the investment agreement and for a period of sixty days after the agreement is terminated, we are prohibited from engaging in certain transactions without first obtaining the approval of Swartz. These include:

         o the issuance of any debt or equity securities convertible into or which carry the right to receive additional shares of common stock, for cash in a private transaction;

         o entering into a private equity line agreement similar to the Investment Agreement; or

         o the issuance of equity securities at a price which is discounted 20% or more below market price.

         Swartz has a right of first refusal to purchase any equity securities offered by us in any private transaction which closes on or prior to sixty days after the termination of the investment agreement.

Common Stock

         The holder of each share of common stock:

         o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;
         o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and
         o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

         No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

Series A Convertible Preferred Stock

         The holders of shares of series A preferred stock:

         o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);
         o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and
         o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.

         The record dates for payment of dividends on the series A preferred stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the series A preferred stock must be declared and paid prior to the declaration and payment of any dividends on the common stock. Any unpaid and accumulated dividends will not bear interest. As of March 31, 2001 the accumulated and unpaid dividends were $4,588,150.

         Each share of series A preferred stock is convertible at any time into 1 share of fully issued and non-assessable common stock. Accrued and unpaid dividends earned on shares of series A preferred stock being converted into common stock are also convertible into common stock at the rate $10.00 per share of common stock at the time of conversion and whether or not such dividends have then been declared by USA. As of March 31, 2001, a total of 559,866 shares of series A preferred stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 258,698 shares of common stock. The conversion rate of the series A preferred stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of series A preferred stock are entitled to receive a distribution in preference to the common stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

         We issued a special stock dividend consisting of one-third of a share of common stock for each share of series A preferred stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 190,860 shares of common stock.

12% Senior Notes

         The principal amount of each 12% senior note which is not voluntarily converted shall be payable on December 31, 2001, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2001. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock. As of March 31, 2001, a total of $250,000 of these senior notes remain outstanding.

         During October 1999, the Company authorized voluntary conversion of all or any part of the 12% senior notes into shares of common stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. If all of the $4,618,000 principal amount of the notes are converted, the we would issue 1,847,200 shares of common stock. We have registered for resale under the Act the shares of common stock into which the senior notes are convertible. During the fiscal year ended June 30, 2000, an aggregate principal amount of $545,000 of the senior notes have been converted into 218,000 shares of common stock. From July 1, 2000 through March 31, 2001 none of the senior notes have been converted into shares of common stock.

         In September 2000, we granted to each holder of the senior notes the option to elect to extend the maturity date of the holder's senior note to December 31, 2002, and, if so elected, the conversion rate of the senior note would be reduced from $2.50 to $2.00 per share.

         In January 2001, we sold another $6,494,000 of senior notes due December 31, 2003. Of this amount, $3,813,000 were purchased through the exchange of $3,813,000 of the old senior notes (leaving $250,000 of the old senior notes outstanding). These notes also bear interest at 12% per annum. The principal amount of these notes is convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes is also convertible into shares of common stock at the rate of $1.00 per share.

         The indebtedness evidenced in the senior note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

         The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

         Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

         o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;
         o any debt owed by USA to any officer, director or stockholder of USA;
         o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party;
         o    any operating lease obligations of USA;
         o any other indebtedness which by its terms is subordinated to the senior note; or
         o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

Series B Equity Participating Preferred Stock

         Pursuant to the senior note private placement offering conducted by USA from September 1998 through June 1999, we issued 466,800 shares of series B preferred stock. The series B preferred stock was convertible into 4 shares of common stock in the event of a reverse stock split of the common stock. As a result of the 1-for-10 reverse stock split which became effective on June 7, 1999, all of the shares of series B preferred stock were exchanged for 1,867,200 shares of common stock, and as of the date hereof, there are no issued and outstanding shares of series B preferred stock. The 1,867,200 shares of common stock issued to the holders of the series B preferred stock are restricted securities as defined under Rule 144 promulgated under the Act, and can not be sold or transferred without registration under the Act or pursuant to an applicable exemption therefrom.

Convertible Securities and GEM Warrants

         During June 1997, we issued an aggregate of $500,000 of convertible securities pursuant to an agreement with Gem Advisors Inc. ("GEM") which provided GEM with the exclusive right to place the convertible securities with qualified purchasers. Through December 31, 1997, the holders of all $500,000 of convertible securities converted their securities into 191,574 shares of common stock at an average price of $2.60 per share. The convertible securities were issued by USA pursuant to Regulation S promulgated under the Act.

         Affiliates and/or consultants to GEM received non-redeemable warrants to purchase up to 200,000 shares of our common stock at a price of $2.00 per share at any time prior to June 23, 2002 ("GEM warrants"). These warrants have been issued by USA pursuant to Regulation S. Through March 31, 2001, 100,000 GEM warrants had been exercised, leaving a balance of 100,000 GEM warrants.

Common Stock Purchase Warrants

         o Each 2000-B warrant entitles its holder to immediately purchase one share of common stock for $1.00 per share subject to reduction at any time. The original expiration date of January 31, 2001 was extended until May 30, 2001 (or such later date as may be determined by USA).

         o Each 1999-A warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $1.00 per share, except that through January 31, 2000, the exercise price had been reduced to $.50 per share. The 1999-A warrants are exercisable at any time on or prior to December 31, 2001, or such later date as may be determined by USA.

         o Each 1999-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $2.00 per share subject to reduction at any time. The 1999-B warrants are exercisable at any time on or prior to March 31, 2000, or such later date as may be determined by USA. We have extended the expiration date to May 31, 2001 and reduced the exercise price to $1.00.

         o Each 1998-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-B warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by USA. We have reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1998-A warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-A warrants are exercisable at any time prior to March 5, 2003 or such later date as may be determined by USA. We have reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1997 warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by USA. We have reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1996-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $3.00 per share, subject to reduction at any time by USA. The 1996-B warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by USA. We have reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1996 warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $5.00, or such lower price as may be determined by USA from time to time. The 1996 warrants are exercisable at any time through May 31, 2001, or such later date as may be determined by USA. We have reduced the exercise price of the warrants to $1.00 through May 31, 2001.

         o Each 1995 warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $5.00, or such lower exercise price as may be determined by USA from time to time. The 1995 warrants are exercisable at any time through January 31, 2001, or such later date as may be determined by USA. We have extended the expiration date of the warrants to May 31, 2001 and have reduced the exercise price of the warrants to $1.00 through this date.

         The warrants have been issued pursuant to warrant agreements by and between USA and American Stock Transfer & Trust Company, the warrant agent.

         We have registered for resale the common stock underlying the above warrants under the Act.

         The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.

Shares Eligible for Future Sale

         Of the 17,616,460 shares of common stock issued and outstanding on April 30, 2001, 17,606,460 are freely transferable without registration under the Act (other than shares held by "affiliates" of USA) or are eligible for sale under Rule 144, and the remaining 10,000 are "restricted securities" and not eligible for sale under Rule 144. As of April 30, 2001, there were 555,379 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA) or are eligible for sale under Rule 144. The 555,379 shares of preferred stock issued and outstanding as of April 30, 2001 are convertible into 555,379 shares of common stock all of which would be fully transferrable without further registration under the Act (other than shares held by "affiliates" of USA) or are eligible for sale under Rule 144.

         As set forth in the prior paragraph, there were 10,000 shares of common stock which are "restricted securities" and cannot be resold without registration. All of such shares would become eligible for sale during calendar year 2002 without further registration under the Act pursuant to Rule 144 promulgated thereunder.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

         As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

         The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

         The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus.

                                  LEGAL MATTERS

         The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

         The consolidated financial statements of USA Technologies, Inc. at June 30, 2000 and 1999, and for each of the two years in the period ended June 30, 2000 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.


Report of Independent Auditors                               F-1

Consolidated Balance Sheets                                  F-2

Consolidated Statements of Operations                        F-3

Consolidated Statements of Shareholders' Deficit             F-4

Consolidated Statements of Cash Flows                        F-6

Notes to Consolidated Financial Statements                   F-7

                         Report of Independent Auditors


To the Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the two years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Technologies, Inc. at June 30, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations from its inception and its accumulated deficit through June 30, 2000, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 20, 2000

                             USA Technologies, Inc.

                           Consolidated Balance Sheets

                                                                                    June 30                        March 31
                                                                              2000               1999                2001
                                                                     ----------------------------------------   -------------
                                                                                                                  (unaudited)
Assets
Current assets:
    Cash and cash equivalents                                          $     1,859,360    $     1,665,016             301,271
    Accounts receivable, less allowance for uncollectible
       accounts of $82,000 at March 31, 2001 (unaudited) and
       $50,000 and $69,555 at June 30, 2000 and 1999, respectively
                                                                               603,171            361,463             223,448
    Inventory                                                                  992,980          1,255,836           1,169,920
    Prepaid expenses and other current assets                                  300,607             42,746             265,094
    Deposits                                                                   192,000                  -                   -
    Subscriptions receivable                                                    12,199            178,873              60,000
                                                                     ---------------------------------------    -------------
Total current assets                                                         3,960,317          3,503,934           2,019,733

Property and equipment, at cost, net                                           384,847            143,670             667,488
Software development costs, at cost                                            149,304                  -           1,709,815
Other assets                                                                    14,740             10,250              64,017
                                                                     ---------------------------------------    -------------
Total assets                                                           $     4,509,208    $     3,657,854       $   4,461,053
                                                                     =======================================    =============

Liabilities and shareholders' deficit
Current liabilities:
    Accounts payable                                                   $     1,194,391    $       963,488           1,937,517
    Accrued expenses                                                           554,243            452,201             943,130
    Equipment line of credit                                                   183,196            804,485              52,350
    Senior Notes                                                                     -                  -             205,613
    Current obligations under capital leases                                     9,493              4,393              67,038
                                                                     ---------------------------------------    -------------
Total current liabilities                                                    1,941,323          2,224,567           3,205,648

Senior Note, net of unamortized discount                                     2,688,402          2,054,232           4,379,727
Obligations under capital leases, less current portion                          34,965             22,584              72,521
                                                                     ---------------------------------------    -------------
Total liabilities                                                            4,664,690          4,301,383           7,657,896

Shareholders' deficit:
   Preferred Stock, no par value:
     Authorized shares - 1,800,000
       Series A Convertible Preferred - Authorized shares -
       900,000
     Issued and outstanding shares - 551,284 at
       March 31, 2001 (unaudited) and 566,444 and 640,577 at
       June 30, 2000 and 1999, respectively (liquidation preference
       of $10,100,990 at March 31, 2001 - unaudited)                         4,012,266          4,537,128           3,904,933
   Common Stock, no par value:
     Authorized shares - 62,000,000
     Issued and outstanding shares - 18,185,150 at
       March 31, 2001 (unaudited) and 13,375,291 and
       6,191,097 at June 30, 2000 and 1999, respectively                    24,204,050         14,277,763          29,207,109
   Deferred compensation                                                      (206,000)                 -            (128,750)
   Subscriptions receivable                                                          -            (83,983)         (1,667,500)
   Accumulated deficit                                                     (28,165,798)       (19,374,437)        (34,512,635)
                                                                     ---------------------------------------    -------------
Total shareholders' deficit                                                   (155,482)          (643,529)         (3,196,843)
                                                                     ---------------------------------------    -------------
Total liabilities and shareholders' deficit                            $     4,509,208    $     3,657,854       $   4,461,053
                                                                     =======================================    =============

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Operations

                                                          Year ended June 30                   Nine Months Ended March 31
                                                       2000               1999                 2001                 2000
                                                ---------------------------------------  -----------------     -------------
                                                                                            (unaudited)         (unaudited)
Revenues:
    Equipment sales                               $     1,414,000    $     3,442,197       $     526,450        $   931,797
    License and transaction fees                          640,341            448,319             480,259            475,963
                                                ---------------------------------------    -------------        -----------
Total revenues                                          2,054,341          3,890,516           1,006,709          1,407,760

Operating expenses:
    Cost of sales                                       1,258,794          2,962,922             602,794            864,402
    General and administrative                          5,001,832          2,687,744           3,644,551          3,555,753
    Compensation                                        2,503,165          1,553,189           1,809,502          1,664,299
    Depreciation                                          110,551             91,773             100,755             46,736
                                                ---------------------------------------    -------------        -----------
Total operating expenses                                8,874,342          7,295,628           6,157,602          6,131,190
                                                ---------------------------------------    -------------        -----------
                                                       (6,820,001)        (3,405,112)         (5,150,893)        (4,723,430)
Other income (expense):
    Interest income                                        91,054              8,347              53,944             49,471
    Interest expense                                   (1,610,113)          (135,505)         (1,096,101)        (1,245,332)
    Other                                                 (65,421)          (119,354)            (33,757)           (78,398)
                                                ---------------------------------------    -------------        -----------
Total other income (expense)                           (1,584,480)          (246,512)         (1,075,914)        (1,274,259)
                                                ---------------------------------------    -------------        -----------
Net loss                                               (8,404,481)        (3,651,624)         (6,226,807)        (5,997,689)

Cumulative preferred dividends                           (930,078)        (1,002,453)           (836,541)          (930,078)
                                                ---------------------------------------    -------------        -----------
Loss applicable to common shares                  $    (9,334,559)   $    (4,654,077)      $  (7,063,348)       $(6,927,767)
                                                =======================================    =============        ===========

Loss per common share (basic and diluted)         $         (0.92)   $         (1.07)      $        (.45)       $      (.76)
                                                =======================================    =============        ===========

Weighted average number of common shares
    outstanding (basic and diluted)                    10,135,905          4,348,866          15,702,556          9,138,032
                                                =======================================    =============        ===========


See accompanying notes.

                             USA Technologies, Inc.

                Consolidated Statements of Shareholders' Deficit

                                               Series A
                                             Convertible
                                              Preferred                     Subscriptions     Accumulated
                                                Stock       Common Stock      Receivable        Deficit           Total
                                            ---------------------------------------------------------------------------------
Balance, June 30, 1998                       $   4,538,114  $  11,223,213   $           -    $  (15,606,152)  $    155,175
Issuance of 55,600 shares (27.8 units) of
    Convertible Preferred Stock at $5.00
    per share, in connection with 1998B
    Private Placement, net of offering
    costs                                          234,485              -               -                 -        234,485
Issuance of 9,200 warrants of Common Stock
    in exchange for services                             -         18,400               -                 -         18,400
Issuance of 80,400 shares of Common Stock
    in exchange for services                             -        150,820               -                 -        150,820
Issuance of 50 shares of Common Stock to
    an employee as compensation                          -            100               -                 -            100
Conversion of 3,326 shares of Preferred
    Stock to 3,326 shares of Common Stock         (235,471)       235,471               -                 -              -
Conversion of $116,661 of cumulative
    preferred dividends into 11,666 shares of
    Common Stock at $10.00 per share                     -        116,661               -          (116,661)             -
Exercise of 134,000 Common Stock warrants
    - at $1.00 per share                                 -        134,000               -                 -        134,000
Exercise of 45,000 Common Stock options -
    at $1.00 per share                                   -         45,000               -                 -         45,000
Exercise of 3,540 Common Stock purchase
    rights - at $1.00 per share                          -          3,540               -                 -          3,540
Issuance of 1,867,200 shares of
    Common Stock from the conversion
    of 466,800 shares of Series B Equity
    Participating Preferred Stock, in
    connection with the 1999 Senior Note
    Offering (Note 9)                                    -        524,485               -                 -        524,485
Issuance of 933,600 warrants in connection
    with the 1999 Senior Note Offering                   -      1,826,073               -                 -      1,826,073
Subscriptions receivable relating to the
    1999 Senior Note Offering                            -              -         (83,983)                -        (83,983)
Net loss                                                 -              -               -        (3,651,624)    (3,651,624)
                                            ---------------------------------------------------------------------------------
Balance, June 30, 1999                       $   4,537,128  $  14,277,763   $     (83,983)   $  (19,374,437)  $   (643,529)


                             USA Technologies, Inc.


                                                Series A
                                               Convertible
                                                Preferred         Common      Deferred    Subscriptions    Accumulated
                                                  Stock            Stock    Compensation    Receivable       Deficit      Total
                                             --------------------------------------------------------------------------------------
Issuance of 210,523 shares of Common Stock
   to employees as compensation               $        -     $    505,746                $         -    $          -    $   505,746
Issuance of 578,000 shares of Common Stock
   in exchange for consulting services                 -        1,156,000                          -               -      1,156,000
Conversion of 74,133 shares of Preferred
   Stock to 74,133 shares of Common Stock       (524,862)         524,862                          -               -              -
Conversion of $386,880 of cumulative
   preferred dividends into 38,688 shares
   of Common Stock at $10.00 per share                 -          386,880                          -        (386,880)             -
Deferred compensation - employee stock
   awards - 120,000 shares at $2.00 per share          -          240,000     $(240,000)           -               -              -
Compensation expense related to deferred
   stock awards                                        -                -        34,000            -               -         34,000
Exercise of 911,600 Common Stock warrants
   - at $.50 per share                                 -          455,800                          -               -        455,800
Exercise of 252,750 Common Stock warrants
   - at $1.00 per share                                -          252,750                          -               -        252,750
Exercise of 110,000 Common Stock
   Consultant warrants - at $2.00 per share            -          220,000                          -               -        220,000
Exercise of 34,000 Common Stock warrants -
   at $2.50 per share                                  -           85,000                          -               -         85,000
Exercise of 10,000 Common Stock options -
   at $1.50 per share                                  -           15,000                          -               -         15,000
Exercise of 6,500 Common Stock options -
   at $2.50 per share                                  -           16,250                          -               -         16,250
Issuance of 250,000 Common Stock warrants
   in exchange for professional services               -           99,000                          -               -         99,000
Issuance of 218,000 shares of Common Stock
   from the conversion of $545,000 of the
   12% Senior Notes                                    -          352,881                          -               -        352,881
Issuance of 1,200,000 shares of Common Stock
   at $2.00 per share in connection
   with the 2000-A Private Placement, net
   of offering costs of $222,647                       -        2,177,353                          -               -      2,177,353
Issuance of 3,560,000 shares of Common Stock
   at $1.00 per share in connection
   with the 1999-B Private Placement, net
   of offering costs of $96,058                        -        3,463,942                          -               -      3,463,942
Reduction of 20,000 shares of Common Stock
   and 10,000 warrants issued in
   connection with the cancellation of
   $50,000 Senior Notes issued in 1999                 -          (25,177)                         -               -        (25,177)
Subscriptions receivable collected                     -                -                     83,983               -         83,983
Net loss                                               -                -                          -      (8,404,481)    (8,404,481)
                                            ---------------------------------------------------------------------------------------
Balance, June 30, 2000                        $4,012,266     $ 24,204,050   $(206,000)   $         -    $(28,165,798)   $  (155,482)

                             USA Technologies, Inc.


                                                Series A
                                               Convertible
                                                Preferred         Common      Deferred    Subscriptions    Accumulated
                                                  Stock            Stock    Compensation    Receivable       Deficit      Total
                                             --------------------------------------------------------------------------------------
Conversion of 15,160 shares of Convertible
   Preferred Stock to 15,160 shares of
   Common Stock (unaudited)                     (107,333)         107,333           -              -               -              -
Conversion of $120,030 of cumulative
   preferred dividends into 12,003 shares of
   Common Stock at $10.00 per share
   (unaudited)                                         -          120,030           -              -        (120,030)             -
Issuance of 12,250 shares of Common Stock to
   employees as compensation (unaudited)               -           20,275           -              -               -         20,275
Issuance of 200,000 shares of Common Stock
   in exchange for professional services
   (unaudited)                                         -          200,000           -              -               -        200,000
Issuance of 4,000 shares of Common Stock
   from the conversion of $10,000 of the
   1999 12% Senior Notes at $2.50 per
   share (unaudited)                                   -            7,482           -              -               -          7,482
Exercise of 2,072,600 Common Stock warrants
   at $1.00 per share (unaudited)                      -        2,072,600           -              -               -      2,072,600
Compensation expense related to deferred
   stock awards (unaudited)                            -                -      77,250              -               -         77,250
Issuance of 1,150,000 shares of Common Stock
   at $1.00 per share in connection with
   the 2000-B Private Placement, net of
   offering costs of $117,849 (unaudited)              -        1,032,151           -       (255,000)              -        777,151
Issuance of 1,298,800 shares of Common Stock
   in connection with the 2000 12%
   Convertible Senior Note Offering
   (unaudited)                                         -        1,389,718           -     (1,412,500)              -        (22,782)
Issuance of 45,046 shares of common stock
   in lieu of cash payment for interest on
   the 2000 12% Convertible Senior Note
   Offering (unaudited)                                -           53,470           -              -               -         53,470
Issuance of 1,200,000 Common Stock commitment
   warrants in connection with the $20 million
   equity line Investment Agreement
   (unaudited)                                         -                -           -              -               -              -
Net loss (unaudited)                                   -                -                          -      (6,226,807)    (6,226,807)
                                            ---------------------------------------------------------------------------------------
Balance, March 31, 2000 (unaudited)           $3,904,933     $ 29,207,109   $(128,750)   $(1,667,500)   $(34,512,635)   $(3,196,843)
                                            =======================================================================================

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Cash Flows

                                                                         Year ended June 30           For Nine Months Ended March 31
                                                                       2000               1999              2001          2000
                                                                  ---------------------------------   --------------  -------------
                                                                                                         (unaudited)    (unaudited)
Operating activities
Net loss                                                         $    (8,404,481)   $    (3,651,624)      $(6,226,807)  $(5,997,689)
Adjustments to reconcile net loss to net cash used in
    operating activities:
       Compensation charges incurred in connection with stock
          awards and the issuance of Common Stock and Common
          Stock Purchase Warrants                                      1,696,846            169,320            97,525       828,969
       Depreciation                                                      110,551             91,773           137,722        68,741
       Interest amortization relating to Senior Note Offering          1,011,874             35,494           674,612       752,339
       Issuance of Common Stock in lieu of cash payments for
          interest on Senior Notes                                             -                  -            53,470             -
       Provision for (recovery from) allowance for
          uncollectible accounts                                         (19,555)            45,791            31,984        10,360
       Changes in operating assets and liabilities:
          Accounts receivable                                           (222,153)          (184,511)          347,739       158,468
          Inventory                                                      131,642           (832,685)         (218,758)       38,215
          Prepaid expenses, deposits, and other assets                  (376,451)           (22,231)          427,463
          Accounts payable                                               230,903            386,701           743,126        13,923
          Accrued expenses                                               102,042             21,558           388,887      (159,123)
                                                               ---------------------------------------    -----------    ----------
Net cash used in operating activities                                 (5,738,782)        (3,940,414)       (3,543,037)   (4,054,822)

Investing activities
Purchase of property and equipment                                      (173,532)           (40,141)         (260,338)     (139,704)
Increase in software development costs                                  (149,304)                          (1,560,511)            -
                                                               ---------------------------------------    -----------    ----------
Net cash used in investing activities                                   (322,836)           (40,141)       (1,820,849)     (139,704)

Financing activities
Net proceeds from issuance of Common Stock and
    exercise of Common Stock Purchase Warrants and Options             6,686,095            182,540         2,849,751     6,422,691
Net (repayment of) proceeds from equipment line of
    credit agreement                                                    (621,289)           804,485          (130,846)     (720,796)
Receipt of subscriptions receivable                                      200,657                  -            12,199        48,999
Repayment of principal on capital lease obligations                       (9,501)           (27,078)          (23,106)       (7,365)
Net proceeds from issuance of Senior Notes                                     -          4,106,440         1,147,026       171,411
Net proceeds from issuance of Convertible Preferred Stock                      -            254,360                 -             -
Payment of deferred financing costs                                            -                  -           (49,227)            -
                                                               ---------------------------------------    -----------    ----------
Net cash provided by financing activities (decrease)                   6,255,962          5,320,747         3,805,797     5,914,940
                                                               ---------------------------------------    -----------    ----------

Net increase in cash and cash equivalents                                194,344          1,340,192        (1,558,089)    1,720,414
Cash and cash equivalents at beginning of year                         1,665,016            324,824         1,859,360     1,665,016
                                                               ---------------------------------------    -----------    ----------
Cash and cash equivalents at end of period                       $     1,859,360    $     1,665,016       $   301,271    $3,385,430
                                                               =======================================    ===========    ==========

Supplemental disclosures of cash flow information:
Conversion of Convertible Preferred Stock to
    Common Stock                                                 $       524,862    $       235,471           107,333       322,494
                                                               =======================================    ===========    ==========
Conversion of Cumulative Preferred Dividends to
    Common Stock                                                 $       386,880    $       116,661           120,030       267,070
                                                               =======================================    ===========    ==========
Prepaid stock expenses through issuance of Common Stock          $        77,900    $             -           200,000       590,779
                                                               =======================================    ===========    ==========
Subscriptions receivable                                         $             -    $       262,856         1,727,500             -
                                                               =======================================    ===========    ==========
Conversion of Senior Notes to Common Stock                       $       352,881    $             -             7,482             -
                                                               =======================================    ===========    ==========
Cancellation of Senior Notes                                     $        50,000    $             -                 -             -
                                                               =======================================    ===========    ==========
Cash paid during the year for interest                           $       593,472    $        95,089           368,019       270,939
                                                               =======================================    ===========    ==========
Transfer of inventory to property and equipment                  $       131,214    $        13,820            41,818       100,246
                                                               =======================================    ===========    ==========
Capital lease obligations incurred                               $        26,982    $        29,576           118,207             -
                                                               =======================================    ===========    ==========
Property and equipment acquired with the issuance of
    Common Stock                                                 $        20,000    $             -                 -             -
                                                               =======================================    ===========    ==========
Issuance of Common Stock in connection with 2000 Senior
    Note Offering                                                $             -    $             -       $ 1,389,718             -
                                                               =======================================    ===========    ==========



See accompanying notes.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2000

1. Business

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. The Company is a provider and licensor of unattended, credit card activated control systems for the copying, debit card and personal computer industries. The Company's customers are principally located in the United States and are comprised of hotels, retail locations, university libraries, and public libraries. The Company generates its revenues from the direct sale of its control systems and configured business equipment utilizing its control systems, from retaining a percentage of the gross licensing fees generated by the control systems, and from a monthly administrative service fee. The Company offers the Business Express(R) and Business Express(R) Limited Service (LSS) principally to the hospitality industry. The Business Express(R) and Business Express(R) Limited Service (LSS) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit.

2. Accounting Policies

Basis of Financial Statement Presentation

The consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred losses of $8.4 million and $3.7 million during each of the fiscal years ending June 30, 2000 and 1999, respectively, and cumulative losses from its inception through June 30, 2000 amounting to $25 million ($31 million through March 31, 2001). Losses have continued through March 2001. Further, the Company has a stockholders' deficit of $155,000 at June 30, 2000 ($3.2 million at March 31, 2001). The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently anticipated to occur will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Interim Financial Information

The consolidated financial statements and disclosures included herein for the nine months ended March 31, 2001 and 2000 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of adjustments of a normal and recurring nature) considered necessary have been included. Operating results for the nine month periods ended March 31, 2001 and 2000 are not necessarily indicative of the results that may be expected for the year ended June 30, 2001.

Reclassification

Certain amounts from the prior year financial statements have been reclassified to conform with the current year presentation.

                             USA Technologies, Inc.

2. Accounting Policies (continued)

Consolidation

The consolidated financial statements include the accounts of the Joint Venture (Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation for the years ended June 30, 2000 and 1999.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment consists of control systems, which generate monthly transaction fees from usage and are depreciated using the straight-line method generally over three years, computer equipment and software, which are depreciated using the straight-line method over three years, leasehold improvements, which are depreciated using the straight-line method over the term of the lease, and furniture and vehicles, which are depreciated using the straight-line method over seven and five years, respectively, for financial statement purposes and accelerated methods for income tax reporting purposes.

                             USA Technologies, Inc.

2. Accounting Practices (continued)

Revenue Recognition

Revenue from the sale of equipment is recognized upon installation and customer acceptance of the related equipment. License and transaction fee revenue is recognized upon the usage of the Company's credit card activated control systems.

Software Development Costs

The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Such research and development costs expensed amounted to approximately $554,000 and $198,000 for the years ended June 30, 2000 and 1999, respectively, and $467,000 and $197,000 for the nine months ended March 31, 2001 and 2000, respectively. These costs are included in general and administrative and compensation in the accompanying financial statements. During the year ended June 30, 2000 and for the nine months ended March 31, 2001, $149,304 and $1,560,511, respectively, of costs incurred after technological feasibility had been reached were capitalized as software development costs in connection with the Company's development of the e-Port, a new terminal that would offer capability for public access electronic commerce and advertising using the Internet. Amortization of such costs will commence when the software becomes available for general release and licensing to the Company's customers, which is expected to occur in the fourth quarter of fiscal 2001 or the first quarter of fiscal 2002.

Income Taxes

The Company provides for income taxes using the asset and liability approach whereby deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Such differences result from differences in the timing of recognition by the Company of certain expenses, and the periods of amortization and depreciation of certain assets.

Accounting for Stock Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock-Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 12.

                             USA Technologies, Inc.

Loss Per Common Share

Basic earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding of the period plus the dilutive effect of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock and cumulative preferred dividends was assumed during fiscal 2000 or 1999 because the assumed exercise of these securities would be antidilutive.

Impact of Recent Accounting Pronouncements

The Financial Accounting Standards Board recently issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS No. 133, accounting for changes in fair value of a derivative depends on its intended use and designation. SFAS 133 is effective for fiscal years beginning after June 15, 2000. As the Company does not plan to enter into any derivative arrangements, this standard is not expected to have any impact on the financial position or results of operations of the Company.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes approximates book value as such notes are at market rates currently available to the Company.

3. Joint Venture

During September 1997, the Company entered into a five-year Joint Venture Agreement with Mail Boxes Etc. ("MBE") to operate under the name "MBE Express Joint Venture" (hereinafter referred to as "Joint Venture") and exclusively sell and market the Company's Business Express(R) product under the name MBE Business Express(TM). Gross profits earned by the Joint Venture from sales on a National Account level and sales referred to the Joint Venture by MBE franchisees are split equally by the partners. Any sales generated by either of the partners responsible for obligating the customer for the

                             USA Technologies, Inc.

3. Joint Venture (continued)

sale would receive 75% of the gross profit and the other partner would receive 25% of the gross profit. All revenues and expenses of the Joint Venture are shared equally by the partners. The Company has managed the operations of the Joint Venture and handled all of its administrative matters. The Joint Venture Agreement also specifies that it may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided that the terminating partner has allowed the other partner at least a sixty-day period to cure any alleged breach.

During 1998, the Joint Venture entered into an agreement with a hospitality corporation ("Corporation") that represented various hotel chains. The agreement provided for the Corporation to purchase a minimum of 100 MBE Business Express(TM) units for installation. During the years ended June 30, 2000 and 1999, 2 and 98, respectively, of the installations were completed. Revenues generated in connection with this agreement represented 2% and 49%, respectively, of the fiscal year 2000 and 1999 consolidated revenues.

During September 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, (subsequently removed to the United States District Court for the southern District of California), alleging that 195 terminals purchased by MBE were defective and a refund of $141,260 plus lost profits (claimed to be several hundred thousand dollars) were sought by MBE. MBE further claimed that it was not obligated to purchase 600 additional terminals ordered in April 1998. The Company filed a counterclaim against MBE which claimed numerous areas where MBE breached the Joint Venture Agreement, breached its fiduciary responsibility, and trade libel. The counterclaim seeks recovery from MBE of monetary damages caused by MBE's actions, including lost profits, consequential damages and/or incidental damages and punitive damages for a total amount in excess of $10 million. On May 14, 1999, the Company notified MBE that the Company was terminating the Joint Venture Agreement, citing the numerous breaches of the Joint Venture Agreement. Discovery is to be completed by March 20, 2001 and a jury trial is scheduled to commence on June 18, 2001. The Company believes the claims made by MBE are without merit and it will prevail in this matter. Accordingly, there has been no provision recorded in the consolidated financial statements.

At June 30, 2000 and 1999 and at March 31, 2001, the Joint Venture recorded accounts payable to MBE of approximately $128,000, $64,000, and $208,000, respectively, which principally represents amounts payable for inventory and other expenditures paid by MBE on behalf of the Joint Venture.

                             USA Technologies, Inc.

4. Property and Equipment

Property and equipment consist of the following:

                                                          June 30                    March 31,
                                                   2000             1999               2001
                                             ---------------------------------  ------------------
                                                                                   (unaudited)
Network Equipment                               $        -     $         -          $   118,207
Control systems                                     535,505         410,983             820,584
Furniture and equipment                             170,398         105,286             186,105
Computer software                                    47,762              -               47,762
Leasehold improvements                               86,628              -               87,998
Vehicles                                             10,258          10,258              10,258
                                             ---------------------------------      --------------
                                                    850,551         526,527           1,270,914
Less accumulated depreciation                       465,704         382,857             603,426
                                             ---------------------------------      --------------
                                               $    384,847    $    143,670         $   667,488
                                             =================================      ==============

Depreciation expense was approximately $111,000 and $92,000 for the years ended June 30, 2000 and 1999, respectively and $138,000 and $69,000 for the nine months ended March 31, 2001 and 2000, respectively.

5. Accrued Expenses

Accrued expenses consist of the following:

                                                                    June 30                    March 31,
                                                             2000             1999               2001
                                                       ---------------------------------  ------------------
                                                                                             (unaudited)
Accrued professional fees                              $   186,808       $  101,000          $   266,676
Accrued software license and support costs                 159,268           60,312              280,296
Accrued compensation and related sales commissions          91,592           88,135               64,174
Accrued product warranty costs                              56,684          117,300               81,246
Accrued other                                               55,150           64,484               40,327
Advanced customer billings                                   4,741           20,970               12,250
Accrued Interest                                                -                -               100,661
Accrued Financing Costs                                         -                -                97,500
                                                       -----------------------------         --------------
                                                       $   554,243       $  452,201          $   943,130
                                                       =============================         ==============

6. Related Party Transactions

At June 30, 2000 and 1999 and at March 31, 2001 and 2000, approximately $19,000, $22,000, $635,000 and $14,000 (unaudited), respectively, of the Company's accounts payable were due to a Board member, Stockholder and/or Senior Note Holders, for legal and consulting services performed. During the years ended June 30, 2000 and 1999, and for the nine months ended March 31, 2001 and 2000, the Company incurred approximately $193,000, $170,000, $659,000 (unaudited) and $146,000 (unaudited), respectively, for these services.

                             USA Technologies, Inc.

7. Commitments

o During May 1999, the Company entered into an agreement with IBM whereby IBM agreed to be the executional partner for certain aspects of the Company's business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. The agreement expands an original agreement entered into with the Joint Venture and provides for an increase from 1,000 to 5,000 locations and expanded the array of USA products which are eligible for IBM installation. At June 30, 2000, $398,353 of accounts receivable from IBM is outstanding in connection with this arrangement. Such amount is included in accounts receivable in the accompanying balance sheet at June 30, 2000. In connection with this agreement, the Company has also entered into an inventory financing arrangement with IBM Credit Corporation whereby IBM Credit Corporation granted the Company an equipment line of credit of up to $1.5 million. The outstanding balance is secured by the underlying inventory. Interest accrues on the outstanding balance at 10% per annum, subject to adjustment if the outstanding balance is outstanding greater than 180 days. The weighted average interest rate for fiscal year 2000 was 10.64%. At June 30, 2000 and 1999 and March 31, 2001, respectively, $183,196, $804,485, and $52,350 (unaudited) was outstanding under this agreement.

o In connection with an employment agreement, expiring June 30, 2002, the Company's Chief Executive Officer has been granted in the event of a "USA Transaction," as defined, which among other events includes a change in control of the Company, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals eight percent of all the then issued and outstanding shares of the Company's Common Stock. The Chief Executive Officer is not required to pay any consideration for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer's termination of employment.

o The Company conducts its operations from various facilities under operating leases. Rent expense under such arrangements was approximately $140,000, $83,000, $124,000 (unaudited) and $100,000 (unaudited) for the years ended June 30, 2000 and 1999 and for the nine months ended March 31, 2001 and 2000, respectively. During the year ended

                             USA Technologies, Inc.

o  7. Commitments (continued)


   June 30, 2000 and for the nine months ended March 31, 2001, the Company entered into agreements to lease $26,982 and $118,207 (unaudited), respectively, of equipment that was accounted for as capital leases. This computer equipment is included in equipment in the accompanying consolidated financial statements. Lease amortization of $8,097, $25,076, $11,132 (unaudited) and $4,386 (unaudited) is included in depreciation expense for the years ended June 30, 2000 and 1999 and for the nine months ended March 31, 2001 and 2000, respectively.

     Future minimum lease payments subsequent to June 30, 2000 under capital and noncancelable operating leases are as follows:

                                                                     Capital          Operating
                                                                      Leases           Leases
                                                                 -----------------------------------
     2001                                                          $     16,417     $    138,000
     2002                                                                16,417          135,000
     2003                                                                16,417          132,000
     2004                                                                11,689          126,000
     2005, thereafter                                                         -          126,000
                                                                 -----------------------------------
     Total minimum lease payments                                        60,940     $    657,000
                                                                                  ==================
     Less amount representing interest                                   16,482
                                                                 -----------------
     Present value of net minimum lease payments                         44,458
     Less current obligation under capital leases                         9,493
                                                                 -----------------
     Obligation under capital leases, less current portion         $     34,965
                                                                 =================

8. Income Taxes

At June 30, 2000 and 1999, the Company had Federal net operating loss carryforwards of approximately $23,481,000 and $15,115,000, respectively, to offset future taxable income expiring through 2019. At June 30, 2000 and 1999, the Company recorded a deferred tax asset of $9,373,700 and $6,013,100, respectively, which were reduced by a valuation allowance of the same amount as the realization of these deferred tax assets are not certain.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations.

                             USA Technologies, Inc.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                                               June 30
                                                                       2000               1999
                                                                --------------------------------------
Deferred tax asset:
   Net operating loss carryforwards                              $     8,895,000    $     5,530,000
   Compensation expense on stock option re-pricing                       170,500            207,000
   Deferred research and development costs                               216,400            143,000
   Other temporary differences                                            91,800            133,100
                                                                --------------------------------------
                                                                       9,373,700          6,013,100
Valuation allowance                                                   (9,373,700)        (6,013,100)
                                                                --------------------------------------
Deferred tax asset, net                                          $             -    $             -
                                                                ======================================

9. Senior Note Offering

During September 1998, the Company's Board of Directors authorized a $2,000,000 private placement offering (the "Senior Note Offering") of 200 units at a unit price of $10,000. Each unit consisted of a 12% Senior Note in the principal amount of $10,000, 1,500 1999-A Common Stock Purchase Warrants (subsequently increased to 2,000 Warrants) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). The Board of Directors also authorized the creation of 200,000 shares of the Series B. During fiscal year 1999, the Company's Board of Directors authorized several increases to the allowable size of the Senior Note Offering resulting in a total authorization of 500 units, $5,000,000 in gross proceeds, 1,000,000 1999-A Common Stock Purchase Warrants and 500,000 shares of Series B Equity Participating Preferred Stock. Each share of the Series B was automatically convertible into 4 shares of Restricted Common Stock at the time of a "USA Transaction," as defined in the Offering agreement. During January 1999, the Company's Board of Directors authorized the expanding of the rights of the

                             USA Technologies, Inc.

9. Senior Note Offering (continued)

Series B holders providing for each share of Series B to convert into 4 shares of Restricted Common Stock in the event of a reverse stock split. Each 1999-A Common Stock purchase warrant entitled the holder to purchase one share of Common Stock for $1.00 at any time through December 31, 2001. During January 1999 and January 2000, respectively, the Board of Directors authorized the reduction of the exercise price of the 1999-A Common Stock purchase warrants to $.50 through December 31, 1999 and January 31, 2000, respectively. During the year ended June 30, 2000, 911,600 1999-A Common Stock purchase warrants were exercised generating gross proceeds of $455,800.

During January 1999, the Chief Executive Officer purchased ten units of the Senior Note Offering for $100,000. The Board of Directors also approved the Chief Executive Officer's commitment to purchase an additional ten units for $100,000 which will be funded by his foregoing salary from April 1, 1999 through June 30, 2000. At June 30, 2000 and 1999, $12,199 and $84,296 of this amount is included in subscriptions receivable. The $12,199 was re-paid to the Company subsequent to year-end and, accordingly, is reflected as a current asset at June 30, 2000.

The Senior Note Offering closed on June 23, 1999, generating net proceeds of $4,106,440 through the sale of 466.8 units, the issuance of 933,600 1999-A Common Stock purchase warrants and the issuance of 466,800 shares of Series B. In connection with the reverse stock split approved by the Company's shareholders at the Annual Meeting on May 27, 1999 (Note 11), the 466,800 shares of Series B converted into 1,867,200 shares of restricted Common Stock effective June 7, 1999. The estimated fair value of the debt issue costs consisting of the 1999-A Common Stock purchase warrants and the Restricted Common Stock issued in connection with this Offering in the amount of $2,350,558 have been allocated to paid-in capital. The resulting debt discount is being amortized over the term of the Senior Notes. Accumulated debt discount amortization at June 30, 2000 and 1999 was $1,047,368 and $35,494, respectively.

During October 1999, the Company's Board of Directors authorized the voluntary conversion of all or any part of the 12% Senior Notes into shares of restricted Common Stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. During fiscal year 2000, $545,000 of the Senior Notes were converted into 218,000 shares of Common Stock (Note 14). Additionally, five units of the Senior Notes were cancelled at $50,000, resulting in the reduction of the previously issued 10,000 1999-A Warrants and 20,000 shares of Common Stock.

                             USA Technologies, Inc.

10. Series A Preferred Stock

The Preferred Stock authorized may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2000 and 1999 and at March 31, 2001 amounted to $3,871,639, $3,328,442 and $4,588,150 (unaudited), respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2000 and 1999 and the nine months ended March 31, 2001 and 2000, certain holders of the Preferred Stock converted 74,133, 3,326, 15,160 (unaudited) and 28,350 shares (unaudited), respectively, into 74,133, 3,326, 15,160 (unaudited) and 28,350 (unaudited) shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $386,880, $116,661, $120,030 (unaudited), and $162,230 (unaudited), respectively, into 38,688, 11,666, 12,003 (unaudited) and 16,223 (unaudited) shares of Common Stock during the years ended June 30, 2000 and 1999 and nine months ended March 31, 2001 and 2000, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2000. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

11. Common Stock Transactions

During June 2000, the Company's Board of Directors authorized a $2,200,000 private placement offering to accredited investors to sell 2,200,000 shares of restricted Common Stock at $1.50 per share (subsequently reduced to $1.00 per share in July 2000). The subscription agreements required the investors to remit payment for their shares to the Company by August 30, 2000. Through September 15, 2000, the Company did not receive any such payments and as a result, the Company formally notified the investors that it rescinded and cancelled the subscription agreements. Such cancellation has been retroactively reflected in the accompanying financial statements as of June 30, 2000.

During February 2000, the Company's Board of Directors awarded 120,000 shares of the Company's Common Stock, at $2.00 per share, to certain executive officers. Pursuant to their employment agreements, these officers will be issued the Common Stock if employed by the Company on June 30, 2002. During fiscal year 2000, the Company recorded deferred compensation of $240,000 in connection with these awards. Compensation expense of $34,000 and $77,250 (unaudited) has been recorded to reflect the amortization of the shares earned through June 30, 2000 and for the nine months ended March 31, 2001, respectively.

                             USA Technologies, Inc.

11. Common Stock (continued)

During January 2000, the Company's Board of Directors authorized a $2,000,000 private placement offering of 1,000,000 shares of restricted Common Stock at $2.00 per share to accredited investors (the "2000-A" offering). This offering was later amended to 1,300,000 shares. During fiscal year 2000, 1,200,000 shares were sold, generating net proceeds to the Company of $2,177,353 ($2,400,000 less offering costs of $222,647).

During October 1999, the Company's Board of Directors authorized a private placement offering (the "1999-B" offering) to accredited investors of 150 units (later increased to 356 units by the Board of Directors) at a unit price of $10,000. Each unit of the $3,560,000 Offering consists of 10,000 shares of restricted Common Stock at $1.00 per share, and 10,000 1999-B Common Stock purchase warrants. During fiscal year 2000 all 356 units were sold, resulting in net proceeds of $3,463,942 ($3,560,000 less offering costs of $96,058) to the Company. Each 1999-B Common Stock purchase warrant entitled the holder to purchase one share of restricted Common Stock for $2.00 at any time through March 31, 2000. The 1999-B Common Stock purchase warrants were modified several times between January 2000 and August 2000 reducing their exercise price to $1.00 per share and extending the expiration date of the warrants to December 31, 2000. Additionally, those 1999-B Common Stock purchase warrant holders who exercised their purchase warrants on or before December 31, 2000 were granted a further extension of the warrants' expiration date to March 31, 2001. As a result of these reductions in the exercise price, the Company's Board of Directors authorized the refunding of the $1 reduction per warrant to those investors who exercised their warrants prior to the exercise price reduction. During fiscal year 2000, 252,750 shares of Common Stock were issued upon the exercise of the 1999-B Common Stock purchase warrants resulting in net proceeds, after refunds, of $252,750. At June 30, 2000, 3,307,250 1999-B Common Stock purchase warrants are outstanding.

During July 1999, the Board of Directors granted fully vested warrants to purchase 250,000 shares of the Company's Common Stock to two consultants. These warrants were issued in exchange in exchange for financial and public relations consulting services and resulted in consulting expense of $99,000. The warrants are exercisable for two years from date of issuance. Of the total, 50,000 warrants are exercisable at $2.00 per share, 50,000 at $3.00 per share and 150,000 at $2.50 per share. On October 21, 1999, the exercise price of the 50,000 warrants exercisable at $3.00 per share was reduced to $2.00 through January 31, 2000. On April 14, 2000, the exercise price of the warrants exercisable at $2.50 per share was reduced to $1.00 per share. During fiscal year 2000, the Company issued 34,000 shares of Common Stock upon the exercise of these warrants at $2.50 per share and 100,000 shares of Common Stock upon the exercise of these warrants at $2.00 per share, resulting in gross proceeds of $285,000.

On May 27, 1999 the Company's shareholders approved a Plan of Recapitalization and amendment to the Company's Articles of Incorporation to effect a 1-for-10 reverse split of Common Stock. The reverse stock split became effective on June 7, 1999.

                             USA Technologies, Inc.

In connection with a July 1998 private placement offering, the Company issued 139,000 1998-B Common Stock purchase warrants at an exercise price of $1.50 through January 1, 1999 and $4.00 per warrant thereafter. During January 1999, the Company's Board of Directors reduced the exercise price of the 1998-B warrants to $1.00 per warrant through March 31, 1999. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1998-B Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1998-B Common Stock purchase warrants to $1.50 through July 31, 2000. During fiscal year 1999, 134,000 warrants were exercised generating gross proceeds of $134,000. At June 30, 2000, 5,000 1998-B Common Stock purchase warrants are outstanding.

In connection with a January 1998 private placement offering, the Company issued 375,000 1998-A Common Stock purchase warrants at an exercise price of $1.50 through June 30, 1998 and $4.00 thereafter through March 5, 2003. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1998-A Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1998-A Common Stock purchase warrants to $1.50 through July 31, 2000. During fiscal year 1998, 371,000 1998-A Common Stock purchase warrants were exercised at $1.50 per warrant generating gross proceeds of $556,500. At June 30, 2000, 4,000 1998-A Common Stock purchase warrants are outstanding.

In connection with a June 1997 a private placement offering of Convertible Debentures, certain affiliates of the placement agent were issued non-detachable Common Stock purchase warrants, exercisable immediately, to purchase up to 200,000 shares of the Company's Common Stock at $2.00 per warrant at any time through June 22, 2002. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of these Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of these Common Stock purchase warrants to $1.50 through July 31, 2000. During the years ended June 30, 2000 and 1999, respectively, 10,000 and 90,000 of these warrants were exercised generating gross proceeds aggregating $200,000. At June 30, 2000, 100,000 of these purchase warrants are outstanding.

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

In connection with a March 1997 private placement offering, the Company issued 160,000 1997 Common Stock purchase warrants at an exercise price of $2.00 per warrant through October 31, 1997 and $4.00 per warrant thereafter through February 28, 2002. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1997 Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1997 Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30, 2000, 158,500 warrants were exercised at $2.00 per warrant generating gross proceeds of $317,000. At June 30, 2000, 1,500 of the 1997 Common Stock purchase warrants are outstanding.

In connection with a November 1996 private placement offering, the Company issued 37,400 1996-B Common Stock purchase warrants at an exercise price of $2.00 per share through October 31, 1997 and $3.00 per warrant thereafter through February 28, 2002. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1996-B Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1996-B Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30, 2000, 33,400 warrants were exercised at $2.00 per warrant generating gross proceeds of $66,800. At June 30, 2000, 4,000 of the 1996-B Common Stock purchase warrants are outstanding.

In connection with a 1996 private placement offering, the Company issued 520,000 1996 Common Stock purchase warrants at an exercise price of $4.00 through December 31, 1996 and $5.00 per warrant thereafter through May 31, 2001. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1996 Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1996 Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30, 2000, 433,200 warrants were exercised generating gross proceeds of $922,900. At June 30, 2000, 86,800 1996 Common Stock purchase warrants are outstanding.

In connection with a 1995 private placement offering, the Company issued 141,400 1995 Common Stock purchase warrants at an exercise price of $2.50 through October 1997 and $5.00 per warrant thereafter through January 31, 2001. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1995 Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1995 Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30,

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

2000, warrants were exercised at $2.50 per warrant generating gross proceeds of $185,250. At June 30, 2000, 67,300 1995 Common Stock purchase warrants are outstanding.

At June 30, 2000 and 1999, the Company had outstanding 11,740 Common Stock purchase rights. These Common Stock purchase rights, issued in 1993, allow the holder to purchase shares of the Company's Common Stock at $10.00 per share and are exercisable through June 30, 2000. During fiscal year 1999, the Company's Board of Directors authorized a reduction in the exercise price from $10.00 per share to $1.00 per share from January 21, 1999 through March 31, 1999 and, accordingly, 3,540 purchase rights were exercised generating gross proceeds of $3,540. During July and August 2000, the Company's Board of Directors authorized a reduction in the exercise price from $10.00 per share to $1.00 per share through December 31, 2000.

As of June 30, 2000, the Company reserved 7,294,565 (18,875,456 shares at March 31, 2001) shares of its Common Stock for future exercises of Common Stock options, Common Stock purchase warrants and the conversions of its Preferred Stock, Cumulative Preferred Stock dividends and the Senior Notes.

12. Stock Options

The Company's Board of Directors has granted options to employees and consultants to purchase shares of Common Stock at or above fair market value. All options granted have 5-year terms and vest and become fully exercisable on the schedule established by the contract which granted the option.

                             USA Technologies, Inc.

12. Stock Options (continued)

The following table summarizes all stock option activity:

                                                  Common
                                               Shares Under      Exercise
                                                  Options          Price
                                                  Granted        Per Share
                                         -------------------------------------

Balance at June 30, 1998                          420,100       $ 1.00-$5.00
Granted                                           542,000       $       2.00
Exercised                                         (45,000)      $       1.00
                                         -------------------------------------
Balance at June 30, 1999                          917,100       $ 1.00-$5.00
Granted                                           120,000       $       2.00
Canceled or expired                               (35,833)      $ 1.50-$4.50
Exercised                                         (16,500)      $ 1.50-$2.50
                                         -------------------------------------
Balance at June 30, 2000                          984,767       $ 1.00-$5.00
Granted (unaudited)                             6,585,000       $ 1.00-$1.50
                                         -------------------------------------
Balance at March 31, 2001 (unaudited)           7,569,767       $ 1.00-$5.00
                                         =====================================

The price range of the outstanding and exercisable common stock options at June 30, 2000 is as follows:

                                           Weighted
                                           Average                                                     Weighted
     Option                                Remaining            Weighted                                Average
    Exercise              Options        Contract Life          Exercise                  Options      Exercise
     Prices             Outstanding          (Yrs.)               Price                 Exercisable      Price
----------------------------------------------------------------------------------------------------------------
   $   1.50                 117,100            .98          $       1.50                   117,100      $   1.50
   $   2.00                 656,167           4.01          $       2.00                   566,169      $   2.00
   $   2.50                 110,000            .73          $       2.50                   110,000      $   2.50
   $   4.50                  81,500           1.54          $       4.50                    81,500      $   4.50
   $   5.00                  20,000           1.40          $       5.00                    20,000      $   5.00
                    -----------------                   -----------------------    -----------------
                            984,767                         $    1.00-$5.00                894,769
                    =================                   =======================    =================

The price range of the outstanding and exercisable common stock options at March 31, 2001 is as follows (unaudited):

                                           Weighted
                                           Average                                                     Weighted
     Option                                Remaining            Weighted                                Average
    Exercise              Options        Contract Life          Exercise                  Options      Exercise
     Prices             Outstanding          (Yrs.)               Price                 Exercisable      Price
----------------------------------------------------------------------------------------------------------------
   $   1.00               3,385,000            .72          $       1.00                 3,205,000      $   1.00
   $   1.25               3,000,000            .17          $       1.25                 3,000,000      $   1.25
   $   1.50                 317,100            .94          $       1.50                   317,100      $   1.50
   $   2.00                 656,167           3.25          $       2.00                   566,169      $   2.00
   $   2.50                 110,000            .19          $       2.50                   110,000      $   2.50
   $   4.50                  81,500           1.62          $       4.50                    81,500      $   4.50
   $   5.00                  20,000            .64          $       5.00                    20,000      $   5.00
                    -----------------                   -----------------------    -----------------
                          7,569,767                         $    1.00-$5.00              7,299,769
                    =================                   =======================    =================

                             USA Technologies, Inc.

12. Stock Options (continued)

Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                           June 30                 March 31, 2001
                                                    2000              1999           (unaudited)
                                                ------------------------------     --------------
Net loss applicable to common shares
    as reported under APB 25:                   $(9,334,559)    $ (4,654,077)       $(7,063,348)
Stock option expense per SFAS 123                  (329,062)        (620,236)          (440,080)
                                                ------------------------------------------------
Pro forma net loss                              $(9,663,621)    $ (5,274,313)       $(7,503,428)
                                                ================================================

Loss per common share as reported               $      (.92)    $      (1.07)       $      (.45)
Pro forma net loss per common share             $      (.95)    $      (1.21)       $      (.48)

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 2000 and 1999 and for the nine months ended March 31, 2001; risk-free interest rate of 6.0%; an expected life of 2 years; no expected cash dividend payments on common stock. Volatility factors of the expected market price of the Company's common stock, based on historical volatility, were 1.332 and 1.364, respectively, for fiscal 2000 and 2001. Volatility factors used for the nine months ended March 31, 2001 ranged between 1.221 and 1.057.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options.

13. Retirement Plan

During September 1998, the Company adopted a Savings and Retirement Plan (the
Plan) which allows employees who have attained the age of 21 and have completed one year of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. The Plan does not provide for any matching contribution by the Company, however, the Board of Directors may authorize, at its sole

                             USA Technologies, Inc.

13. Retirement Plan (continued)

discretion, Company contributions to the Plan. During fiscal years 2000 and 1999, there were no contributions made to the Plan by the Company. At the beginning of fiscal year 2001, the Company amended the Plan to include a Company matching contribution for up to 10% of an employee's compensation.

14. Subsequent Events

During July and August 2000, the Company's Board of Directors reduced the exercise price of the 1995, 1996, 1996-B, 1997, 1998A and 1998B Common Stock purchase warrants and the Common Stock purchase rights to $1.00 through December 31, 2000. As a result, certain holders of 717,350 Common Stock purchase warrants exercised warrants generating gross proceeds of $717,350.

During August 2000, the Company's Board of Directors authorized a $1,150,000 private placement of up to 1,150,000 shares of restricted Common Stock at $1.00 per share to a limited number of accredited investors. For each share purchased, the Company will issue a Common Stock purchase warrant to purchase one share of restricted Common Stock at $1.00 until January 31, 2001. As of September 15, 2000, the Company received signed subscription agreements in the amount of $1,150,000.

During September 2000, the Board of Directors ratified and approved an Investment Agreement with an investment company for an equity line of up to $20 million over a period not to exceed 3 years. Investments are determined monthly based on the current market prices of the Company's Common Stock in accordance with the terms of the Agreement. The purchase price per share for the investment company would equal 91% of the market price of the Common Stock at the time of purchase; additional warrants can be granted up to 10% of the number of shares actually purchased; the investment company will receive 1,200,000 Commitment Warrants at an initial exercise price of $1.00, adjusted to lower market pricing if applicable; and additions to these Commitment Warrants will be granted, if required, to keep the investment company's ownership percent equal to 5% (decreasing over time) of the outstanding Common Stock of the Company on a fully diluted basis.

During September 2000, the Company's Board of Directors granted each holder of the Senior Notes the option to elect to extend the maturity date of the holder's Senior Note to December 31, 2002 from December 31, 2001. Upon such election, the conversion rate for the holder's Senior Note will be reduced from $2.50 per share to $2.00 per share through the note's maturity.

15. Subsequent Events (unaudited)

On October 17, 2000 the Company authorized a $5,000,000 private placement offering of 500 units at a unit price of $10,000. Each unit consists of a 12% Convertible Senior Note in the principal amount of $10,000 due December 31, 2003 and 2,000 Common Stock Purchase Warrants. Each 12% Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date. Holders of the 12% Senior Notes issued in 1999 have the right to invest in this private placement offering by exchanging their existing Notes instead of paying cash. On December 22, 2000, the Company amended this offering by substituting 2,000 shares of restricted Common Stock for the 2,000 Common Stock Purchase Warrants, and by authorizing the sale of an additional 100 units. All payments of interest on these Convertible Notes can be used by the holder, at the holder's option, to purchase shares of Common Stock at $1.00 per share. During February 2001, the Company authorized an additional 70 units for sale for a total offering of 670 units.

On January 31, 2001, the Company closed the new Convertible Senior Note Offering maturing December 31, 2003 with 670 units sold. Signed subscription documents were received for all units sold. During February and March 2001, subscriptions for 20.6 units were rescinded, resulting in a total as of March 31, 2001 of
649.4 units, or $6,494,000 in gross proceeds to be received from the new 12% Convertible Senior Notes. Of this amount, $3,813,000 were purchased through the exchange of $3,813,000 of the 1999 12% Senior Notes. Units representing $2,681,000 were purchased or to be purchased with cash, of which the Company has received $1,208,500 through March 31, 2001, resulting in subscriptions receivable of $1,472,500. The Company paid $61,478 in financing costs relating to this activity. Subsequent to March 31, 2001, $60,000 of proceeds for the issuance of these notes has been received and is reflected in current assets.

In February 2001, the Company granted 50,000 options to each of the six Directors who were not executive officers of the Company. Each option is exercisable at $1.00 per share at any time for five years following the vesting thereof. The options vest over a sixteen month period.

In February 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of common stock for $1.00 at any time within five years of vesting.

As of March 31, 2001, as a result of the exchange of 381.3 units ($3,813,000) of 1999 12% Senior Notes out of a total of 406.3 units ($4,063,000), 25.0 units or $250,000 remain to be redeemed in cash by the Company at December 31, 2001.

During the nine months ended March 31, 2001, the holders of 2,072,600 Common Stock purchase warrants exercised these warrants at $1.00 per share resulting in aggregate gross proceeds to the Company of $2,072,600.

During March 2001, the Company extended until May 30, 2001 the reduction of the exercise prices of all outstanding warrants and purchase rights to $1.00 per share, and extended the expiration dates until May 30, 2001 for the exercise of the 2000-B and 1999-B warrants at $1.00 per share and for the exercise of the 1995 warrants.

During March 2001, the Company authorized a $1,500,000 private placement offering (with right of oversubscription of an additional $750,000). Each unit of the offering costs $10,000 and consists of 10,000 shares of Common Stock and warrants to purchase up to 20,000 shares of Common Stock at $1.00 per share. Subsequent to March 31, 2001, 228,300 shares and 456,600 warrants have been sold resulting in $228,300 of gross cash proceeds.

In April, 2001, the Company sold 450,000 shares to 9 accredited investors for $1.00 per share, generating $450,000 of gross proceeds for the Company.

On April 20, 2001, the Company signed an alliance agreement with Marconi Online Systems, Inc., a subsidiary of Marconi, plc, for a five year term. This agreement expands upon and supersedes the March 5, 2001 agreement that had been entered into between the parties. Pursuant thereto, the Company has agreed to market, promote, and generate demand for certain Marconi products, including Marconi's data handling service, and not to promote products which compete with these Marconi products. Marconi has agreed to market, promote and generate demand for and sales for certain of the Company's products, including the e-Port terminal. The agreement sets forth pricing for each party's products which shall be made available to the other party (or its customers). The alliance agreement grants to Marconi the right to purchase up to 3,000,000 shares of Common Stock at $1.00 per share at any time until June 5, 2001. Marconi also has the right to purchase up to 3,000,000 additional shares at $1.25 at any time until September 5, 2001. If Marconi exercises these options, Marconi has been granted the right of first refusal on acquisition of the Company, the right to have representatives on the Company's Board of Directors, and the right to purchase an amount equal to any new securities sold by the Company to a party other than Marconi on the same terms and conditions as granted by the Company to the other party.

On March 29, 2001, the Company entered into an OEM Agreement with Automated Merchandising Systems, Inc., a glass front vending machine manufacturer. The agreement provides that the Company will sell our e-Port terminals to AMS in such quantities as AMS shall require for use by AMS in its vending products. The agreement is for a five year term. The Company also granted to AMS the option to purchase up to 1,000,000 shares of restricted Common Stock at $1.00 per share at any time prior to June 30, 2001.

In April 2001, the Company issued shares of common stock to our executive officers as a bonus, as follows: George R. Jensen, Jr. - 125,000 shares; Stephen
P. Herbert - 120,000 shares; H. Brock Kolls, Jr. - 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares.

In April 2001, the Company issued the following options to our executive officers: George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert - 80,000 options; H. Brock Kolls, Jr.- 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share. The options vest as follows: one-third in October 2001; one-third in July 2002; and the balance in April 2003.

In April 2001, the Company issued to Swartz Private Equity, L.L.C. additional warrants to purchase up to 377,927 shares of common stock for $1.00 at any time within 10 years. Pursuant to the semi-annual reset provisions contained in the existing warrant to purchase up to 1,200,000 shares, in April 2001 the exercise price was reduced from $1.00 to $.91 per share.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

         Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

         Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

         The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.

Securities and Exchange Commission - Registration Fee .          $ 4,891.35
Printing and Engraving Expenses . . . . . . . . . . . .          $ 5,202.40
Accounting Fees and Expenses. . . . . . . . . . . . . .          $ 9,906.25
Legal Fees and Expenses . . . . . . . . . . . . . . . .          $10,000.00
                                                                 ----------

        Total . . . . . . . . . . . . . . . . . . . . .          $30,000.00
                                                                 ==========

Item 26. Recent Sales of Unregistered Securities.

         During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.

         During July and August 1998, we sold 27.8 units at $10,000. Each unit consisted of 2,000 shares of preferred stock and 5,000 1998-B common stock purchase warrants. An aggregate of 55,600 shares of preferred stock and 139,000 1998-B common stock purchase warrants were sold to 20 accredited investors. The offering was sold only to accredited investors, involved no general solicitation or advertising, and was therefor exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         From September 1998 through June 23, 1999, we sold 461.8 units at $10,000 each, for an aggregate of $4,618,000. Each unit consisted of a $10,000 principal amount 12% senior note, 2,000 1999-A common stock purchase warrants, and 1,000 shares of series B equity participating preferred stock. The offering was sold to 222 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         In June 1999, pursuant to the terms of the series B preferred stock, each share of series B preferred stock was exchanged for 4 shares of common stock, or an aggregate of 1,867,200 shares of common stock. Such exchange was exempt from registration under the Act pursuant to Section 3(a)(9) of the Act. The 1,867,200 shares of common stock are restricted securities as defined under Rule 144 promulgated under the Act.

         In June 1999, we issued 43,400 shares of common stock to Harmonic Research, Inc., a broker-dealer, as part of its compensation in connection with its assisting us to raise monies in a private placement offering. We also issued to Harmonic Research, Inc. 9,400 1999-A common stock purchase warrants. The shares and warrants are restricted securities as such term is defined in Rule 144 promulgated under the Act and were issued pursuant to Section 4(2) thereof.

         In June 1999, we issued to Robert Flaherty 4,000 shares of common stock in connection with public relations services rendered to us. Such shares were exempt from registration under Section 4(2) promulgated under the Act.

         In June 1999, we issued 10,000 shares of common stock to Rick Joshi in consideration of consulting services performed on behalf of USA. The shares were esxempt from registration pursuant to Section 4(2) promulgated under the Act.

         In July 1999, we issued to I. W. Miller Group, Inc. fully vested warrants to acquire up to 100,000 shares, 50,000 of which are exercisable at $2.00 per share and 50,000 of which are exercisable at $3.00 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Miller pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued pursuant to such exemption.

         In July 1999, we issued to Harmonic Research, Inc. fully vested warrants to acquire up to 150,000 shares of common stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued pursuant to such exemption.

         In August 1999, we issued 3,000 shares of common stock to Robert Flaherty in consideration of public relations services performed on behalf of USA. The shares were exempt from registration under Rule 701 promulgated under the Act.

         During October, November and December, 1999, we sold 356 units at $10,000 each, for an aggregate of $3,560,000. Each unit consisted of 10,000 shares of common stock and 10,000 1999-B common stock purchase warrants. The offering was sold to 196 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During February, March and April 2000, we sold an aggregate of 1,200,000 shares of common stock at $2.00 per share for a total of $2,400,000. The offering was sold to 22 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement.

         During January 2001, we sold 670 units or a total of $6,700,000 principal amount of 12% Convertible Senior Notes and 1,340,000 shares of common stock. Of this amount, $3,813,000 of the senior notes were purchased through the exchange of $3,813,000 of the old senior notes. Each unit consisted of a $10,000 principal amount Senior Note and 2,000 shares of common stock. Each 12% Convertible Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date of December 31, 2003. Holders of the existing 12% Senior Notes due in December 2001 had the right to invest in the offering by exchanging their existing Notes instead of paying cash. For each $10,000 face amount existing Senior Note exchanged, the holder would receive one unit. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. Subsequent to January 2001, subscriptions for 20.6 units were rescinded leaving total units of 649.4.

         On April 20, 2001 the Company sold 450,000 shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         In April 2001, the Company issued shares of common stock to our executives as follows: George R. Jensen, Jr.- 125,000 shares; Stephen P. Herbert
- 120,000 shares; H. Brock Kolls, Jr.-87,000 shares; Leland P. Maxwell -39,500 shares; and Michael Lawlor- 34,500 shares. The Company issued the shares pursuant to the exemption from registration set forth in Section 4(2) of the Act.

         During April and May 2001, the Company sold to accredited investors 228,300 shares of common stock and warrants to purchase up to 456,600 shares of common stock for an aggregate purchase price of $228,300. Each warrant is exercisable at $1.00 per share through December 31, 2001. The offering did not involve any general solicitation or advertising and was therefore exempt from registration under Section 4(2) of the Act.

II. Stock Options

         In June 1999, we issued options to purchase an aggregate of 470,000 shares of common stock at $2.00 per share to our executive officers, as follows:
George R. Jensen, Jr. - 180,000 options; Stephen P. Herbert - 110,000 options; Haven Brock Kolls - 100,000 options; Leland Maxwell - 40,000 options; Michael Lawlor - 20,000 options; and Joseph Donahue - 20,000 options.

         In June and July 1999, we issued options to purchase an aggregate of 70,000 shares of common stock at $2.00 per share to our outside directors, as follows; Steven Katz - 10,000 options; Edwin R. Boynton - 10,000 options; Peter Kapourelos - 10,000 options; William Sellers - 10,000 options; Henry Smith - 10,000 options; William Van Alen, Jr. - 10,000 options; and Douglas M. Lurio - 10,000 options.

         In June 1999, we issued options to purchase an aggregate of 12,000 shares of common stock at $2.00 per share to six employees as follows: Margaret Broadwell - 5,000 options; Cecil Ledesma - 2,000 options; Amy Thigpen - 2,000 options; Vivian Stroud - 1,000 options; Jim Tierney - 1,000 options; and Dave DeMedio - 1,000 options.

         In August 1999, we issued to Michael Lawlor options to purchase an aggregate of 20,000 shares of common stock at $2.00 per share.

         In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows:
Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share.

         In September 2000, we issued to Swartz Private Equity, LLC, a warrant to purchase up to 1,200,000 shares at a purchase price of $1.00 per share. The number of shares subject to the option and the exercise price are subject to adjustment.

         In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share.

         During March 2001, the Company granted to Automated Merchandising Systems, Inc. options to purchase up to 1,000,000 shares at $1.00 per share at any time through June 30, 2001.

         During March 2001, the Company granted to each of the six Directors who were not executive officers options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting.

         During March 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting.

         During April 2001, the Company issued options to the following executives: George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert-80,000 options; H. Brock Kolls, Jr. -80,000 options; Leland P. Maxwell-50,000 options; and Michael Lawlor- 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share.

         During April 2001, the Company issued to Marconi Online Systems, Inc. an option to purchase up to 6,000,000 shares, of which 3,000,000 are exercisable at $1.00 per share through June 5, 2001, and 3,000,000 are exercisable at $1.25 through September 5, 2001.

         During April 2001, the Company issued to Swartz Private Equity, LLC, a warrant to purchase up to 377,927 shares of common stock at $1.00 per share. The exercise price is subject to semi-annual reset provisions.

         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees, customers or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

III.     Common Stock-For Cash.

         In December 1999, warrants to purchase 100,000 shares of common stock at $2.00 per share were exercised by the holder thereof.

         In February 2000, warrants to purchase 34,000 shares of common stock at $2.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 10,000 shares of common stock at $1.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 6,500 shares of common stock at $2.50 per share were exercised by the holders thereof.

         All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing securityholders of USA, the securities issued contained restrictive legends, and the issuance did not involve any general solicitation or advertising.

Item 27. Exhibits.

            Exhibit
            Number                           Description
            -------------------------------------------------------
            3.1 Articles of Incorporation of USA filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992 (Incorporated by reference to Exhibit
                       3.1.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.2 Second Amendment to Articles of Incorporation of USA filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

            3.1.3 Third Amendment to Articles of Incorporation of USA filed on October 5, 1992 (Incorporated by reference to Exhibit
                       3.1.3 to Form SB-2 Registration Statement No. 33-70992).

            3.1.4 Fourth Amendment to Articles of Incorporation of USA filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

            3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7, 1995(Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

            3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996 (Incorporated by Reference to Exhibit
                       3.1.6 to Form SB-2 Registration Statement No. 333-09465).

            3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

            3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

            3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1, 1998 (Incorporated by reference to Exhibit
                       3.1.9 to Form SB-2 Registration Statement No. 333-81591).

            3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 12, 1999 (Incorporated by reference to Exhibit
                       3.1.10 to Form SB-2 Registration Statement No.
                       333-81591).

            3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7, 1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

            3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

            4.1 Warrant Agreement dated as of June 21, 1995 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31,
                       1995).

            4.2        Form of Warrant Certificate (Incorporated by reference to
                       Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

            4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.3 to Form SB-2 Registration Statement No. 333-09465).

            4.4 Form of 1996 Warrant Certificate (Incorporated by reference to Exhibit 4.4 to Form SB-2 Registration Statement No. 333-09465).

            4.5        Form of 1997 Warrant (Incorporated by reference to
                       Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

            4.6        Form of 12% Senior Note (Incorporated by reference to
                       Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

            4.7        Warrant Certificate of I. W. Miller Group, Inc.
                       (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

            4.8        Warrant Certificate of Harmonic Research, Inc.
                       (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

          **5.1        Opinion of Lurio & Associates, P.C.

           10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

           10.2 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

           10.3 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit
                       10.23 to Form SB-2 Registration Statement No. 33-70992).

            10.4       Employment and Non-Competition Agreement between USA and
                       H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

            10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.13.1 to Form SB-2 Registration Statement No. 333-09465).

            10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit 10.3 to Form S-8 Registration Statement No. 333-341006).

            10.5 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

            10.5.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

            10.6 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).

            10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

            10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit 10.5 to Form S-8 Registration Statement No. 333-34106).

            10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit
                       10.29 to Form SB-2 Registration Statement No.333-09465).

            10.9 Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

            10.9.1 First Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.2 to Form S-8 Registration Statement No. 333-34106).

            10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

            10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit
                       10.34 to Form SB-2 Registration No. 33-98808).

            10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit
                       10.35 to Form SB-2 Registration No. 33-98808).

            10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

            10.14 Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

            10.14.1 Second Amendment to Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.4 to Form S-8 Registration Statement No. 333-34106)

            10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit
                       10.40 to Form SB-2 Registration No. 33-98808).

            10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).


            10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.43 to Form SB-2 Registration Statement 333-30853).

            10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.44 to Form SB-2 Registration Statement No. 333-30853).

            10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.46 to Form SB-2 Registration Statement No. 333-30853).

            10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail Boxes Etc. (Incorporated by reference to
                       Exhibit 10.47 to Form 10-KSB filed on September 26,
                       1997).

            10.21 Employment and Non-competition Agreement between USA and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

            10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999.

            10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.1 to Form S-8 Registration Statement No. 333-34106).

            10.22 Agreement between USA and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit 10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.23 Agreement between USA and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to
                       Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12, 1998).

            10.26 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

            10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998 (incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998).

            10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

            10.29      Financial Public Relations Agreement between USA and I.
                       W. Miller Group, Inc. dated August 1, 1999 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-84513).

            10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August 3, 1999 (Incorporated by reference to
                       Exhibit 10.39 to Form SB-2 Registration Statement No. 333-84513).

            10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated September 21,
                       2000).

            10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21, 2000).

            10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated September 21, 2000).

            10.34 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to Exhibit 10.4 to Form 8-K dated September 21,
                       2000).

            10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

          **23.1       Consent of Ernst & Young LLP.

          **24.1       Power of Attorney
--------------------------------------------------------------------------------
     ** -- Filed herewith.



Item 28.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on May 25, 2001.


                                    USA TECHNOLOGIES, INC.


                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Jensen, Jr. and Leland P. Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been duly signed below by the following persons in the capacities and dates indicated.

     Signatures                          Title                Date
     ----------                          -----                ----


/s/ George R. Jensen, Jr.        Chairman of the Board,       May 25, 2001
----------------------------        and Chief Executive
George R. Jensen, Jr.               Officer (Principal
                                    and Chief Executive
                                    Officer) Director

/s/ Leland P. Maxwell            Vice President, Chief        May 25, 2001
----------------------------        Financial Officer
Leland P. Maxwell                   Treasurer (Principal
                                    Accounting Officer)

/s/ Stephen P. Herbert           President, Chief             May 25, 2001
----------------------------        Operating Officer,
Stephen P. Herbert                  Director


/s/ William W. Sellers           Director                     May 25, 2001
---------------------------
William W. Sellers


                                 Director                     May __, 2001
----------------------------
Henry B. duPont Smith


                                 Director                     May __, 2001
----------------------------
William L. Van Alen, Jr.

/s/ Steven Katz                  Director                     May 25, 2001
----------------------------
Steven Katz

/s/ Douglas M. Lurio             Director                     May 25, 2001
----------------------------
Douglas M. Lurio

                                 Director                     May __, 2001
----------------------------
Edwin R. Boynton

                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------


   5.1            Opinion of Lurio & Associates


  23.1            Consent of Independent Auditors


  24.1            Power of Attorney (appears as part of signature page)


----------------